                                                                   EXHIBIT 10.15

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     AGREEMENT made this 8th day of October, 1997 among Pacific Title and Art
                         ---
Studio, a corporation organized under the laws of the State of California ("Seller"), Pacific Title and Mirage, Inc., a Delaware corporation ("PTM"), Safeguard Scientifics, Inc., a corporation organized under the laws of the State of Pennsylvania ("Safeguard"), and Mirage Technologies, Limited Partnership, a Delaware limited partnership (PTM, "Mirage" and, together with Safeguard, "Purchaser").

                                   BACKGROUND
                                   ----------

     A. Seller is engaged in the business of creating titles and effects using both optical processes (the "Optical Business") and digital processes (the "Digital Business"). (The Optical Business and the Digital Business are conducted as a single business and are referred to individually and collectively herein as the "Business".) Seller also is engaged in the film archive business, which is not included in this purchase and sale.

     B. Purchaser desires to purchase, and Seller desires to sell, certain assets of Seller used in carrying out the Business. In connection with such purchase and sale, Purchaser also will assume certain liabilities associated with the Business.

     C. Concurrently with the purchase thereof, Purchaser shall assign and transfer (or shall cause Seller to assign and transfer) the Business and all rights and liabilities under this Agreement to PTM.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations and warranties made in this Agreement, Purchaser and Seller, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Section 1.1.  Definitions.  For convenience certain terms in this Agreement
     -----------   -----------
shall have the following meanings (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural terms defined), respectively:

     "Accounts Receivable" shall mean all of Seller's accounts receivable and
      -------------------
notes receivable created or arising in respect of the sale of services, products or other assets of the Business.

     "Adjusted Cash" shall have the meaning set forth in Section 3.5 hereof.
      -------------

     "Affiliate" shall mean, as to any specified person, (a) any other person
      ---------
controlling, controlled by or under common control with such specified person,
(b) any officer, director or partner of such specified person, (c) any other person of which such specified person is an officer, employee, agent, director, shareholder or partner or (d) any member of the Family Group of such specified person or of any individual who is an Affiliate of such specified person by reason of clause (a) or (b) of this definition. The term "control," with respect to any person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or a partnership interest, by contract or otherwise. "Family Group" means, as to any individual, such individual's spouse, ancestors, lineal descendants and trusts for the benefit of any of the foregoing, provided that all the income beneficiaries and remainderman of any such trust are such individual's spouse, ancestors or lineal descendants.

          "Assumed Liabilities" shall mean the accrued liabilities and
           -------------------
obligations of Seller to be assumed by Purchaser hereunder pursuant to Section 2.3.

          "Bill of Sale and Assumption" shall mean the Bill of Sale and
           ---------------------------
Assumption of Liabilities referred to in Section 3.2(a) hereof evidencing and effecting the assignment by Seller of the Purchased Assets to Purchaser and the assumption by Purchaser of the Assumed Liabilities.

          "Business" shall have the meaning assigned to such term in Recital A
           --------
hereof.

          "California Code" shall have the meaning assigned to such term in
           ---------------
Section 4.6(i) hereof.

          "Cash" shall mean all of Seller's cash and cash equivalents as shown
           ----
on Seller's books and records.

          "Casualty" shall have the meaning assigned to such term in Section
           --------
6.5(a) hereof.

          "CERCLA" shall have the meaning assigned to such term in Section 4.12
           ------
hereof.

          "Condemnation" shall have the meaning assigned to such term in Section
           ------------
6.5(b) hereof.

          "Closing" shall mean the consummation of the transactions contemplated
           -------
to occur hereunder on the Closing Date pursuant to Article III hereof.

          "Closing Date" shall have the meaning assigned to such term in Section
           ------------
3.1 hereof.

          "Commitment" shall mean, collectively, the Chicago Title Preliminary
           ----------
Title Report for the Real Property, dated June 19, 1997, as supplemented June 26, 1997 and August 21, 1997 and as modified by the letter to Chicago Title Company attached hereto as Schedule 1.1.
                           ------------

          "Condition" shall mean the assets, liabilities, business, prospects,
           ---------
operations, results of operations or condition (financial or otherwise) of the Business or the Purchased Assets, considered in the aggregate.

          "Contract" shall have the meaning assigned to such term in Section
           --------
4.16 hereof.

          "Digital Business" shall have the meaning assigned to such term in
           ----------------
Recital A hereof.

          "Dispute" shall have the meaning assigned to such term in Section 13.5
           -------
hereof.

          "Divisional Statements" shall have the meaning assigned to such term
           ---------------------
in Section 4.9 hereof.

          "Equipment" shall mean all of Seller's furniture, fixtures, machinery,
           ---------
equipment, motor vehicles, office equipment, computers, tools and replacement parts, wherever located, used by Seller in the operation of the Business, all of the Equipment on the date hereof being listed on Schedule
                                                                  --------
4.6(c) hereof.
------

          "Employment Agreements" shall mean the respective Employment
           --------------------
Agreements or Consulting Agreement contemplated by Section 2.5 hereof.

          "Environmental Laws" shall have the meaning assigned to such term in
           ------------------
Section 4.12 hereof.

          "Excluded Assets" shall mean the following assets which are expressly
           ---------------
excluded from the Purchased Assets: (A) the corporate seal, certificate of incorporation, minute books, stock books, tax returns or other records having to do with the corporate organization of Seller, (B) the rights which accrue or will accrue to Seller under this Agreement, (C) the rights to any of Seller's claims existing at the Closing for any federal, state or local income tax refunds, (D) any life insurance policies maintained by Seller, other than life insurance policies maintained by Seller on the lives of Peter Hubbard, Ken Smith and Phillip Feiner, (E) any workers' compensation, general liability, property and casualty and errors and omissions insurance policies, (F) any claims and rights against third parties (including insurance carriers) to the extent they do not relate to the Business, (G) claims for refunds of taxes and other governmental charges to the extent such refunds relate to periods ending on or prior to the Closing Date, (H) Cash in an amount equal to the principal balance of and all unpaid interest on the Notes, (I) the beach house located at 21500 Pacific Coast Highway, Malibu, California 90265, together with all furniture and furnishings thereof, (J) all glass art and memorabilia, except for certain items to be designated by Seller and delivered to Purchaser within seven days following the Closing, and (K) all assets used by Seller exclusively in the business conducted by its archives division.

          "Financial Statement Date" and "Financial Statements" shall have the
           ------------------------       --------------------
meanings assigned to such terms in Section 4.9(a) hereof.

          "Financing Source" shall mean such financial institution as may
           ----------------
provide Purchaser with funds to enable it to pay the Purchase Price.

          "Hazardous Substances" means any toxic or hazardous gaseous, liquid,
           --------------------
solid or other material or waste that pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., and by the Carpenter-Presley-Tanner Hazardous
                   -------
Substance Act, California Health and Safety Code (S)(S) 25340 et seq., (ii) any
                                                              -------
"extremely hazardous substance", "hazardous chemical" or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 11001 et seq., and by California Health and
                                          -------
Safety Code (S)(S) 25500 et seq,. (iii) any "hazardous waste" as defined under
                         -------
the federal Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., and under California Hazardous
                                        -------
Waste Control Law, Health and Safety Code (S)(S) 25100 et seq., (iv) any
                                                       -------
"pollutant," as defined under the federal Water Pollution Control Act, 33
U.S.C. (S)(S) 1251 et seq., California Water Quality Act, California Water Code
                   -------
(S)(S) 13000 et seq., California Safe Drinking Water and Toxics Act, Health and
             -------
Safety Code (S)(S) 24249.5 et seq., (v) any "hazardous substance emissions" or
                           -------
"air toxics emissions" as defined under the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., and California Health and Safety Code (S)(S) 7401 et seq., and
-------                                                    -------
California Health and Safety Code (S)(S) 39608 et seq., (S)(S) 40150 et seq.,
                                               -------               -------
(S)(S) 40501 et seq., and all South Coast Air Quality Management Districts Rules
             -------
and Regulations, and (vi) any regulated substance or waste under any laws or court or administrative orders by any federal, state or local governmental authorities concerning protection of the environment, all as of the date hereof.

          "HSR Act" shall mean Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations promulgated thereunder.

          "Intellectual Property and Information" shall mean all the following
           -------------------------------------
used by Seller in the operation of the Business: patents, applications for patents, trademarks, trademark registrations, applications for trademark registrations, trade names, service marks, service mark registrations, applications for service mark registrations, copyrights, copyright registrations, applications for copyright registrations, computer programs, trade secrets, product related artwork (except for glass memorabilia) and know-how.

          "Inventory" shall mean all of Seller's packaging, finished goods,
           --------
spare parts, work in process, stockroom inventory and raw materials, wherever located, used by Seller in the operation of the Business, or which are offered for sale in the ordinary course of the Business.

          "Knowledge" shall have the meaning assigned to such term in Section
           ---------
13.2 hereof.

          "Landlord" shall mean 5055 Wilshire Limited Partnership.
           --------

          "Lease" shall mean that certain 5055 Wilshire Office Lease between
           -----
Landlord and Seller dated March 11, 1993, as amended by First Amendment to Office Lease dated November 4, 1994, and by an unexecuted Second Amendment to Office Lease dated as of November 4, 1994.

          "Leased Real Property" shall mean the real property leased by Seller
           --------------------
in a portion of the property known as 5055 Wilshire Boulevard, Los Angeles, CA 90036 and used in the operation of the Business.

          "Leasehold Improvements and Fixtures" shall mean all of the
           -----------------------------------
leasehold improvements, fixtures and appurtenances owned by Seller and attached to the Leased Real Property.

          "Legal Expenses" shall have the meaning assigned to such term in
           --------------
Section 11.1(a) hereof.

          "Liabilities" shall mean any and all obligations or liabilities of any
           -----------
nature whatsoever, express or implied, matured or unmatured, disputed, liquidated, unliquidated, absolute, fixed or contingent, known or unknown.

          "Lien" shall mean any mortgage, lien, security interest, pledge,
           ----
encumbrance, restriction on transferability, default of title, charge or claim of any nature whatsoever or any property or property interest, including without limitation any easement or other exception to title.

          "Notes" shall mean the notes payable to Gordon R. Hubbard, as Trustee
           -----
of the Gordon Hubbard Revocable Trust, u/t/d dated March 22, 1994, and to Gordon
R. Hubbard, as Trustee of the Shirley A. Hubbard Trust, as set forth in the Financial Statements, in the aggregate unpaid principal balance of $2,050,000.

          "Optical Business" shall have the meaning assigned to such term in
           ----------------
Recital A hereof.

          "Permitted Liens" shall mean those Liens for taxes not yet due and
           ---------------
payable and those Liens identified on Schedule 4.5 hereto that will remain as
                                      ------------
Liens against or affecting the Purchased Assets following the Closing.

          "Prepaid Items" shall mean all of Seller's prepaid expenses expended
           -------------
for the benefit of the Business, including but not limited to advances and deposits, all of the Prepaid Items listed on the Preliminary Balance Sheet subject to change therefrom in the ordinary course of business.

          "Preliminary Balance Sheet" shall mean an unaudited balance sheet of
           -------------------------
the Business for the eight-month period ended August 31, 1997 previously delivered by Seller.

          "Purchase Price" shall mean Fifteen Million Eight Hundred Thousand
           --------------
Dollars ($15,800,000).

          "Purchased Assets" shall mean all the assets relating to the Business,
           ----------------
including without limitation the Accounts Receivable, Cash in excess of principal and interest due on the Notes (adjusted as provided in Section 3.5 hereof), Equipment, Intellectual Property and Information, Inventory, Leasehold Improvements and Fixtures, Prepaid Items, Real Property and Rights and Other Property, all as existing on the Closing Date, but excluding the Excluded Assets.

          "Purchaser" shall mean jointly and severally (but subject to the
           ---------
provisions of Section 2.8 hereof), PTM, Safeguard and Mirage.

          "Real Property" shall mean the real property owned by Seller and used
           -------------
in the operation of the Business, located at 6350 Santa Monica Boulevard in Los Angeles, California, and generally described on Schedule 4.6(e) hereto, together
                                                ---------------
with all buildings, structures and improvements of every nature located thereon and all appurtenances, rights, and hereditaments pertaining thereto.

          "RCRA" shall have the meaning set forth in Section 4.12 hereof.
           ----

          "Rights and Other Property" shall mean all of Seller's assets arising
           -------------------------
from or used in connection with the Business, other than the Excluded Assets, not included in the Accounts Receivable, Cash, Equipment, Intellectual Property and Information, Inventory, Leasehold Improvements and Fixtures, Prepaid Items and Real Property which are used in the Business, including, without limitation, all of the following which relate to the Business: Seller's rights under the agreements identified in Section 2.3 hereof, executed originals of such agreements (if available in the files of or otherwise reasonably available to Seller), rights of offset, credits, claims against third parties for refunds in respect of the Business or the Purchased Assets, causes of action, judgments, proceeds of insurance in respect of damage to or destruction of loss of assets included within the Business or the Purchased Assets, going concern value, goodwill, rights in the name "Pacific Title and Art Studio," "Pacific Title and Arts" or any variation thereof (subject to Section 13.7 hereof), contract rights, purchase orders, sales orders, warranties and licenses received from manufacturers and sellers of Equipment and Inventory, vendor and customer records, shipping records, franchises, licenses, permits, consents, approvals, certificates of public convenience, waivers and authorizations for the operation of the Business, (to the extent assignable), technical information, telephone numbers, rights, files, books and records (whether in hard copy or magnetic form), sales and product brochures and catalogs and other sales literature and materials, in each case to the extent on hand or obtainable with reasonable commercial effort.

          "Seller" shall mean Seller and its Affiliates.
           ------

          "Seller Documents" shall mean the Bill of Sale and Assumption, Grant
           ----------------
Deed, and other documents of Seller described in Section 3.2(a) hereof.

          "Settlement Date" shall have the meaning set forth in Section 3.5(a)
           ---------------
hereof.

     "Solvent" shall mean, with respect to any entity, that as of the date of
      -------
determination:

          (a) the then fair salable value of the property of such entity is
(i) greater than the then total amount of liabilities (whether matured, unmatured, disputed, liquidated, unliquidated, absolute, fixed or contingent) of such entity ("Obligations") and (ii) greater than the amount that will be required to pay such entity's probable liability on such Obligations as they become absolute and matured;

          (b) such entity's capital is not unreasonably small to carry on such entity's business as theretofore operated and all businesses in which such entity is about to engage;

          (c) such entity (i) is then able to pay its liabilities, existing and capable of being enforced, in the ordinary course of business; (ii) will be able to continue to pay such entity's Obligations as they mature in the ordinary course of business; and (iii) does not intend or reasonably believes that it will incur Obligations beyond its ability to pay as such Obligations mature; and

          (d) the value of such entity's total assets is in excess of such entity's total liabilities with both assets and liabilities being stated and classified in accordance with generally accepted accounting principles.

          "Survey" shall mean the land title survey of the Real Property,
           ------
prepared by one or more duly licensed land surveyors at the expense of Purchaser acceptable to the applicable Title Company and Purchaser.

          "Title Company" shall mean Chicago Title Company.
           -------------

          "Title Company" shall mean Owner's ALTA Policy of Title Insurance -
           -------------
1970 Form B issued by the Title Company, in an amount mutually agreed upon (which amount shall be the portion of the Purchase Price allocated to the Real Property pursuant to Section 2.4 hereof), and insuring Purchaser's title to the Real Property, subject only to the Permitted Liens.

          "Warranty Work" shall mean corrective work performed under a new or
           -------------
existing purchase orders and requests for the issuance of credit memorandums.

                                  ARTICLE II
                  SALE AND PURCHASE OF ASSETS: PURCHASE PRICE
                  -------------------------------------------

     Section 2.1. Sale and Purchase of Purchased Assets. Subject to the terms
     -----------  -------------------------------------
and conditions contained in this Agreement, at the Closing on the Closing Date, Seller shall sell, assign, transfer and deliver to Purchaser and Purchaser shall purchase from Seller, free and clear of all Liens other than Permitted Liens, all of the Purchased Assets.

     Section 2.2. Payment of Purchase Price. At the Closing, Purchaser shall pay
     -----------  -------------------------
to Seller, by wired funds to an account designated by Seller, an amount equal to the Purchase Price, together with such other sums (if any) as may be required by this Agreement. In addition, Purchaser will assume at the Closing and agree to pay, discharge or perform, as appropriate, the Assumed Liabilities. Except as specifically provided in Section 2.3 hereof, Purchaser shall not assume or be responsible for any Liabilities of Seller.

     Section 2.3. Assumption of Specified Liabilities: Excluded Liabilities.
     -----------  ---------------------------------------------------------

          (a) At the Closing, and except as otherwise specifically provided in this Section 2.3, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, and in accordance with their respective terms and conditions, the following Liabilities of Seller, referred to collectively herein as the "Assumed Liabilities":

               (i) all Liabilities of Seller incurred in operating the Business existing as of the Financial Statement Date, but only if and to the extent that the same are accrued or reserved for on the balance sheet included in the Divisional Statements or reflected in the notes to the Financial Statements pertaining to the Business and have not been paid or discharged prior to the Closing hereunder;

               (ii) all Liabilities of Seller arising in the ordinary course of its operation of the Business between the Financial Statement Date and the Closing Date, including Warranty Work, to the extent that the same have not been paid or discharged prior to the Closing hereunder, except such, if any, as fall within any of the categories described in subparagraphs
     (iii)(A) and (B) hereof;

               (iii) all Liabilities of Seller in respect of the agreements, contracts, commitments and leases which are identified in Section 4.16 hereof or are not required to be identified in accordance with the provisions of such section, except that Purchaser shall not assume or agree to pay, discharge or perform any:

                    (A) Liabilities of the aforesaid character existing as of the Financial Statement Date and which under generally accepted accounting principles are or should have been accrued or reserved for on a balance sheet or reflected in the notes thereto as a liability or obligation, if and to the extent that the same were not accrued or reserved for on the balance sheet included in the Financial Statements or reflected in the notes thereto; and

                    (B) Liabilities arising out of any breach or failure to perform by Seller prior to Closing of any agreements, contracts and leases identified in Section 4.16 hereof or not required to be identified in accordance with the provisions of such section, except for Warranty Work.

               (iv) all liabilities of Seller in connection with the Employment Agreements described in Section 2.5 hereof and for all employee related
                            -----------
    obligations described in Section 2.6;

               (v)   all liabilities of Seller for work in process; and

               (vi) all sales tax liability, if any, associated with the purchase and sale of the Purchased Assets.

    (b) Purchaser's obligations in connection with its assumption of the Assumed Liabilities are absolute and unconditional and shall be performed by Purchaser without any right of set off for claims asserted by Purchaser against Seller. Notwithstanding the foregoing, Purchaser is entitled to pursue separately against Seller any and all rights Purchaser may have under or arising from this Agreement for a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement.

    (c) Except to the extent provided in Section 2.3(a) hereof, Purchaser shall not assume or incur any Liability under this Section 2.3 or otherwise for the following, referred to collectively herein as the "Excluded Liabilities":

          (i) in respect of Seller or any claim, regardless of when made or asserted, (excluding Warranty Work) which arises out of or is based upon negligence, strict liability or any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any product designed, manufactured, sold, shipped or installed by or on behalf of Seller or for any service performed by or on behalf of Seller, including without limitation any claim relating to the repair or replacement of any such product and any claim seeking recovery for property damage, consequential damage, lost revenue or lost income or personal injury;

          (ii) in respect of any federal, state or local income or other tax payable with respect to the business, assets, properties or operations of Seller for any period prior to the Closing Date or incident to or arising as a consequence of the negotiation or consummation by Seller of this Agreement and the transactions contemplated hereby; provided that Purchaser shall be obligated to pay any sales tax liability associated with the purchase and sale of the Purchased Assets;

          (iii) any liability relating to the transportation of Hazardous Materials by Seller prior to the Closing (the parties acknowledge that for purposes of this Section 2.3(c)(iii), Hazardous Substances shall include substances which are deemed to be Hazardous Substances following the date hereof);

          (iv) any liability in connection with that certain litigation captioned Nelson v. Pacific Title and Art Studio, U.S. District Court No.
          --------------------------------------
95-6173DT, or Klein v. Pacific Title
              ----------------------
    and Art Studio, Los Angeles Superior Court No. EC019235, or arising from the
    --------------
    underlying subject matter of claims made in either such suit; and

          (v) any liability in connection with the workers' compensation claim filed by Jane Martinez or arising from the underlying subject matter of such claim.

    Section 2.4. Allocation of Purchase Price.  Seller and Purchaser agree that
    -----------  ----------------------------
the Purchase Price shall be allocated among the Purchased Assets in a manner agreed upon by the parties following the preparation of a balance sheet of the Business as of the Closing Date. Seller and Purchaser agree that each will report the federal income tax consequences of such purchase and sale contemplated hereby in a manner consistent with such allocation and such negotiations.

    Section 2.5. Employment of Seller's Employees.
    -----------  --------------------------------

            (a) Purchaser shall offer employment or consulting arrangements to the executives of Seller set forth on Schedule 2.5 in accordance with the
                                      ------------
Employment Agreements. The Employment Agreements shall be in a form mutually acceptable to Purchaser and such executives (to be evidenced by letters from such executives and Purchaser). In addition, (i) Purchaser expressly shall assume all obligations under the existing Employment Contracts set forth in
Schedule 2.5, and (ii) Purchaser shall offer substantially comparable
------------
employment to all other employees of Seller employed in connection with the Business on the Closing Date. Purchaser shall recognize all vacation, sick or personal leave accrued through the Closing Date by any employee of Seller employed by Purchaser following Closing.

            (b) Prior to the Closing, Purchaser shall perform any action and execute any agreements or other documents necessary to become a signatory to each and every union and local union agreement applicable to the Business to which Seller is a party. At the request of Seller, and prior to the Closing Date, Purchaser shall attend and participate in one or more meetings between Seller and representatives of the applicable union and local unions that may be called for the purpose of "Effects Bargaining," as prescribed by law. For purposes of this Section 2.5(b), the term "Effects Bargaining" shall mean negotiations with the relevant unions as required by the National Labor Relations Act in order to bargain concerning the impact of the transactions contemplated hereby, if any, on the terms and conditions of employment of union-represented employees.

            (c) Promptly upon execution of this Agreement Seller shall provide notice to the applicable labor unions/collective bargaining units for its employees of the pending sale of the Business. Purchaser shall use reasonable efforts to continue (in separate subsidiaries) the application of any union health and welfare and pension benefits presently being provided to nonunion employees of Seller.

     Section 2.6. Severance and Other Payments to Employees of Seller.
     -----------  ---------------------------------------------------

            (a) Purchaser shall reimburse Seller for all amounts paid to employees of Seller who (i) perform functions related to the Business, (ii) who are employed by Seller as of the Closing, and (iii) elect not to become employees of Purchaser following the Closing (including all amounts required to be paid for accrued vacation, sick leave and personal days); provided, however, that Purchaser shall not be obligated to reimburse Seller for any wages paid to any such employee for current payroll periods ending as of the Closing Date.

            (b) Purchaser shall indemnify Seller for any amounts required to be paid to employees of Seller as of the Closing who become employees of Purchaser following the Closing on account of vacation, sick leave or personal days accrued through the Closing.

            (c) Purchaser shall indemnify Seller for any severance or other benefits required to be paid to employees of Seller as of the Closing pursuant to any collective bargaining agreement as a result of the transactions contemplated by this Agreement.

            (d) Promptly following the end of Purchaser's first fiscal year (but not later than January 31, 1998) Purchaser shall pay to employees of Seller who become employees of Purchaser bonus compensation in an aggregate amount at least equal to the amount of bonus compensation accrued through the date of Closing; provided that Purchaser shall not be obligated to pay any bonus compensation to any person who is not employed by Purchaser as of the end of Purchaser's fiscal year.

            (e)   The indemnification provisions of Section 11.1(c) through
(f) shall apply to indemnification provided by Sections 2.6(b) and (c) hereof.

     Section 2.7. Purchaser Not Assuming Employee Benefit Plans. Purchaser shall
     -----------  ---------------------------------------------
not assume the assets, liabilities nor sponsorship of any of Seller's "employee benefit plans," as such term is defined in Section 3(3) of ERISA. Without limiting the foregoing, the following terms and conditions shall apply.

            (a)   Defined Benefit Pension Plan. Purchaser shall not assume the
                  -----------------------------
assets, liabilities or sponsorship of the Pacific Title and Art Studio Defined Benefit Pension Plan, which pension plan previously has been terminated.

            (b)   401(k) Profit Sharing Plan. Purchaser shall not assume the
                  -----------------------
assets, liabilities or sponsorship of the Pacific Title and Art Studio 401(k) Profit Sharing Plan.

            (c)   Welfare Benefit Plans. Purchaser shall not assume the assets,
                  ---------------------
liabilities nor sponsorship of any of the welfare benefit plans (within the meaning of Section 3(l) of ERISA) maintained by Seller and listed on Schedule 2.7(c).

            (d)   Cooperation. Seller and Purchaser shall provide each other
                  -----------
with all information as the other may reasonably request from time to time in order to implement the foregoing provisions and as is necessary or appropriate to administer their respective employee benefit plans.

     Section 2.8. Joint and Several Liability. Prior to the Closing, each of
     ------------ ---------------------------
PTM, Safeguard and Mirage, which collectively constitute the Purchaser hereunder, shall be jointly and severally liable for the performance of Purchaser's obligations hereunder. Following the Closing Safeguard and Mirage shall have no further obligations or liabilities under this Agreement; provided that Safeguard and Mirage shall remain liable for any breaches of any representations or warranties made by them prior to the Closing.


                                  ARTICLE III
                                    CLOSING
                                    -------

     Section 3.1. General. Unless otherwise agreed to by the parties hereto, but
     -----------  -------
subject to Section 12.1(g), the closing under this Agreement (the "Closing") will be held at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, 2121 Avenue of the Stars, 18th Floor, Los Angeles, CA 90067 commencing at 10:00 a.m. on the date which is three business days after satisfaction of the conditions set forth in Articles VII and VIII hereof, or such other date and time as shall be mutually agreed to in writing by Purchaser and Seller (the "Closing Date"):

     Section 3.2. Delivery. At the Closing and as a condition to Closing:
     -----------  --------

            (a)   Seller will deliver or cause to be delivered to Purchaser:

                  (i) Bill of Sale and Assumption, duly executed by Seller, substantially in the form attached hereto as Exhibit A, and such other
                                             ---------
instruments of transfer, sale and assignment (including certificates of title in respect of the motor vehicles included within the Purchased Assets) as shall be reasonably necessary to vest in Purchaser good title to, or to assign and transfer to Purchaser all of Seller's right, title and interest in, the Purchased Assets; and

                  (ii) Grant Deed conveying the Real Property to a subsidiary of PTM designated by Purchaser prior to the Closing, subject only to the Permitted Liens, duly executed and acknowledged by Seller and in proper form for recording;

                  (iii) a cashier's check in an amount equal to the Cash;

                  (iv) All other agreements, certificates, consents, approvals and documentary evidence reasonably required to be delivered pursuant to Seller's obligations hereunder.

            (b)   Purchaser will deliver to Seller:

                  (i)   payment of the Purchase Price;

                  (ii) Bill of Sale and Assumption evidencing and effecting the assumption by Purchaser of the Assumed Liabilities; and

                  (iii) all other agreements, certificates, consents, approvals and documentary evidence reasonably required to be delivered pursuant to the Purchaser's obligations hereunder.

     Section 3.3. Expenses. Except as provided by Schedule 3.3, each party
     -----------  --------                        ------------
shall be responsible for the payment of costs it has incurred and will incur in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby; provided, however, that (a) Purchaser shall pay (i) the filing-fee required from an "acquiring person" in connection with filing of a notice (if any) under the HSR Act; (ii) the Survey costs; (iii) the difference in cost of premium between obtaining an ALTA title insurance policy rather than a CLTA title insurance policy and (iv) any sales taxes associated with the transactions contemplated by this Agreement; and (b) Seller shall pay (i) the costs of obtaining a CLTA title insurance policy and (ii) the real estate transfer taxes in connection with sale of the Real Property.

     Section 3.4. Subsequent Documentation. Seller shall at any time and from
     -----------  ------------------------
time to time upon the reasonable request of Purchaser execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments and instruments of sale and transfer as may be reasonably required for the better assigning, transferring and confirming to Purchaser or its successors and assigns, or for aiding and assisting Purchaser or its successors and assigns in collecting and reducing to possession, any or all of the Purchased Assets.

     Section 3.5. Post Closing Adjustments to Cash.
     -----------  --------------------------------

     (a) On the sixtieth (60th) day following the Closing (or such other date as the parties shall agree)(the "Settlement Date")the following adjustments shall be made to Cash:

         (i) Purchaser shall receive a credit for an amount equal to the legal and accounting fees incurred by Seller subsequent to June 4, 1997 which related to the transactions contemplated by this Agreement and which were paid prior to the Closing.

         (ii) Seller shall receive a credit for an amount equal to the difference between the cost of the premium of the Title Policy and the premium of a CLTA title insurance policy.

         (iii) Purchaser shall receive a credit for an amount equal to the real estate transfer taxes paid by Seller in connection with the transfer of the Real Property.

          (iv) Seller shall receive a credit for amounts paid by Seller pursuant to Section 2.6(a) hereof.

          (v) Purchaser shall receive a credit of an amount equal to premiums of the insurance policies obtained by Seller pursuant to Section 6.10 hereof, and

          (vi) Seller shall receive a credit for federal and state income taxes attributable to income of the Seller through October, 1997 (such taxes shall be calculated at the rate of 48.5% of Seller's income through October,
    1997), less the amount of distributions shown on Schedule 4.15 as made for
                                                     -------------
    the purposes of taxes.

    (b)   The parties intend that following the adjustments to Cash set forth in
Section 3.5(a) have been made ("Adjusted Cash") Seller shall receive 20% of the Adjusted Cash and Purchaser shall receive 80% of the Adjusted Cash. If the Cash delivered to Purchaser at the Closing shall be in excess of 80% of the Adjusted Cash, Purchaser shall pay such excess to Seller on the Settlement Date. If the Cash delivered to Purchaser at the Closing shall be less than 80% of the Adjusted Cash then Seller shall pay to Purchaser an amount equal to the difference between such amounts; provided that the amount required to be paid by Seller shall be reduced by the amount by which, if any, that the principal and interest owing on the Notes as of the Closing exceeded the amount of Cash on the Closing Date.


                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES RESPECTING SELLER
               ------------------------------------------------

    Seller represents and warrants to Purchaser as follows:

    Section 4.1. Organization and Qualification. Seller is a corporation duly
    -----------  -------------------------------
organized, validly existing and in good standing under the laws of the State of California and is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage. All of such jurisdictions are listed Schedule 4.1.
                         ------------

    Section 4.2. Due Authorization. The execution and delivery of this Agreement
    ------------ ------------------
by Seller and the sale of the Purchased Assets and performance of the obligations of Seller contemplated hereby and by the Seller Documents have been duly and validly authorized by all necessary corporate and shareholder action. Seller has the right, power and authority to enter into and perform this Agreement and the Seller Documents, and this Agreement constitutes, and the Seller Documents will, upon their execution, constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as enforceability thereof may be limited by general equitable principles and by laws affecting the rights of creditors generally.

     Section 4.3. Conflict with Other Instruments: Absence of Restrictions.
     -----------  --------------------------------------------------------
Except as described in Schedule 4.3, the execution, delivery and performance of
                       ------------
this Agreement and the Seller Documents by Seller will not contravene any provision of Seller's articles of incorporation or by-laws and will not result in a breach of, or constitute a default under, any agreement or other document to which Seller is a party or by which Seller is bound, or any decree, order or rule of any domestic or foreign court or governmental agency or any provision of applicable law which is binding on Seller or on any of the Purchased Assets, or result in the creation or imposition of any Lien, on any of the Purchased Assets or give to others any interest or rights therein or create in any third party the right to modify, terminate or accelerate (or to make a claim for damages in respect of) any material instrument or material contract to which Seller is a party or by which Seller is bound. To the Knowledge of Seller, except as described in Section 4.3, the execution, delivery and performance of this Agreement and the Seller Documents by Seller will not adversely affect the performance by third parties under any material supply contracts and distribution agreements or other material contracts to which Seller is a party.

     Section 4.4. Government and Third-Party Approvals. Except as listed on
     -----------  ------------------------------------
Schedule 4.4, no consent by, approval or authorization of or filing,
------------
registration or qualification with any federal, state or local authority, or any foreign governmental authority, or any corporation, person or other entity (including any party to any contract or agreement with Seller) is required (a) for the execution, delivery or performance of this Agreement or the Seller Documents by Seller, (b) in connection with Seller's consummation of the transactions contemplated hereby and thereby or (c) in order to vest in Purchaser good and marketable title in and to all of the Purchased Assets upon the Closing.

     Section 4.5. Title to Purchased Assets and Related Matters. Except as
     -----------   ---------------------------------------------
described in Schedule 4.5, Seller has good, valid and marketable title to all of
             ------------
its assets constituting the Purchased Assets, whether tangible or intangible, and whether consisting of real or personal property (excluding for purposes of this Section 4.5 leasehold interests as to assets that are leased by Seller and license rights as to assets that are licensed to Seller), and all such Purchased Assets are held free and clear of all mortgages, liens, pledges, claims, charges, security interests or other encumbrances or limitations of any nature whatsoever, except the Permitted Liens and Liens for current taxes and assessments not in default. Except as described in Schedule 4.5, the instruments
                                                   ------------
of transfer to be executed by Seller at the Closing will be effective to transfer to Purchaser good, valid and marketable title to, and assign to Purchaser all of Seller's right, title and interest in and to, such Purchased Assets.

     Section 4.6. Other Representations Regarding Purchased Assets.
     -----------  ------------------------------------------------

            (a)   Accounts Receivable. Except as set forth on Schedule 4.6(a),
                  -------------------                         ---------------
all of the Accounts Receivable as of the Preliminary Balance Sheet Date are reflected on the Preliminary Balance Sheet. Except as set forth on Schedule
                                                                   --------
4.6(a), the Accounts Receivable listed on the Preliminary Balance Sheet (i) have
------
arisen in the ordinary course of business of Seller; and (ii) represent bona fide obligations due to Seller arising in the ordinary course of the Business. The Preliminary Balance Sheet includes bad debt and warranty reserves which are adequate in view of the Company's past practice and experience, without regard to the transactions contemplated hereby.

          (b) Equipment. The items of Equipment listed on Schedule 4.6(b) are,
              ---------                                   ---------------
and on the Closing Date will be, in good working order. The Equipment includes all of the motor vehicles and other machinery and equipment currently used in the operation of the Business.

          (c) Work in Process. All work in process has been performed in a good
              ---------------
and workman like manner in accordance with the Seller's past practices.

          (d) Leased Real Property: Leasehold Improvements.
              --------------------------------------------

              (i) The Leased Real Property is leased from Landlord pursuant to the Lease, a true and correct copy of which has been delivered to Purchaser. Seller has not subleased any portion of the Leased Real Property or assigned or conveyed any interest therein or in the Lease to any third party. The Lease is in full force and effect and constitutes the valid and binding agreement of Seller and, to Seller's Knowledge, Landlord. Except as disclosed in Schedule 4.6(d), neither Seller nor, to Seller's Knowledge,
                  ---------------
     Landlord is in default under the Lease and no event or condition has occurred or exists which, with the passage of time, the giving of notice or both, would cause either Seller or, to Seller's Knowledge, Landlord to be in default thereunder.

              (ii) The Leasehold Improvements are, and on the Closing Date will be, in good working order. The Leasehold Improvements include all of the leasehold improvements, fixtures and appurtenances currently used by Seller in operating the Business.

        (e)   Real Property.
              -------------

              (i) Seller has previously delivered to Purchaser or permitted Purchaser access to copies of (A) the real estate property tax assessments and tax bills for all of the lots comprising the Real Property for the three-year period ending December 31, 1996, (B) any architectural drawings, plans, specifications, site plans and as-built surveys relating to any of the Real Property on hand at Seller's premises and (C) any engineering plans and reports, soil and substrata studies, utility schemes, landscape plans and other studies covering, relating to, affecting or concerning the physical condition and operation of any Real Property on hand at Seller's premises.

              (ii) Except as set forth on Schedule 4.6(e), there are no leases,
                                          ---------------
    tenancies, licenses or other rights of occupancy or use for any portion of the Real Property, and no person other than Seller occupies or uses any portion of the Real Property.

              (iii) There are no pending or, to Seller's Knowledge, threatened, condemnations, eminent domain or similar proceedings, or assessments or betterments, which could adversely affect any part of the Real Property.

              (iv)  Except as set forth on Schedule 4.6(e) to Seller's
                                           ---------------
     Knowledge, the buildings and improvements constituting a part of the Real Property, and the operation or maintenance thereof as operated and maintained, do not contravene any current zoning or building law or ordinance or other administrative regulation or violate any restrictive covenant or any provision of federal, state or local or foreign law. Except as set forth on Schedule 4.6(e), to Seller's Knowledge, there is no
                     ---------------
     outstanding notice of violation, order or citation against Seller under any law, ordinance, governmental rule or regulation relating to any of the Real Property, and all of the plants, buildings and structures constituting a part of the Real Property are in good operating condition and in a state of good maintenance and repair sufficient for the operation of the Business in the manner now operated.

        (f)   Intellectual Property and Information. Except as disclosed on
              -------------------------------------
Schedule 4.6(f), the Intellectual Property and Information includes all of
---------------
Seller's intellectual property rights which are used in operating the Business. Seller owns exclusively or has a valid right to use the Intellectual Property and Information being used to conduct the Business and the conduct of its Business does not and, to Seller's Knowledge, will not conflict with or infringe upon the intellectual property rights of others. A complete list of licenses other than standardized shrink wrap software licenses is attached hereto as
Schedule 4.6(f). Except as set forth on Schedule 4.6(f), no claim is pending
---------------                         ---------------
or, to the best of Seller's Knowledge, threatened against Seller and/or its officers, employees and consultants to the effect that any such Intellectual Property and Information owned or licensed by Seller, or which Seller otherwise has the right to use, is invalid or unenforceable by Seller. Except pursuant to the terms of any licenses specified on Schedule 4.6(f), Seller has no obligation
                                       ---------------
to compensate any person or entity for the use of any such Intellectual Property and Information, and Seller has not granted any person or entity any license or other right to use any of the Intellectual Property and Information of Seller, whether requiring payment of royalties or not.

     To Seller's actual knowledge (without independent inquiry), no employee of Seller is subject to any contractual or legal restrictions which might interfere with their use of their best efforts to promote the interests of Seller.

     To Sellers' Knowledge, no employee or consultant of Seller has used any trade-secrets or confidential information of any other person in the course of their work for Seller. To Seller's Knowledge, Seller is the exclusive owner of all right, title and interest in its Intellectual Property and Information as purported to be owned by it. Neither Seller nor, to Seller's Knowledge, any of its employees or consultants has received notice of and to Seller's Knowledge there are no claims that Seller's Intellectual Property and Information or the use or ownership thereof by Seller infringes, violates or conflicts with any right of any third party.

          (g) Electronic Data Processing Equipment. The Purchased Assets include
              ------------------------------------
all of the electronic data processing equipment and software currently used by Seller in operating the Business.

          (h) Generally. The assets constituting the Purchased Assets constitute
              ---------
all of the assets of Seller used in carrying out the Business, and the assets constituting the Purchased Assets constitute all of the assets set forth on the Preliminary Balance Sheet, to the extent required to be disclosed thereon (other than such assets as Seller shall have disposed of since December 31, 1996 in the ordinary course of business consistent with past practices).

     Section 4.7. Conduct of Business. Except as set forth in Schedule 4.7,
     -----------  -------------------                         ------------
between December 31, 1996 and the date hereof, Seller has conducted the Business only in the ordinary course and in a manner consistent with its past practices, including, without limitation, its distributions to shareholders.

     Section 4.8. Solvency. Seller is Solvent.
     ------------ --------

     Section 4.9. Additional Information.
     -----------  ----------------------

            (a)   Financial Statements. Seller has heretofore provided
                  ---------------------
Purchaser with (i) the financial statements of Seller (the "Financial Statements") for its fiscal year ended December 31, 1996 (the "Financial Statement Date"), consisting of a balance sheet, a statement of operations, a statement of shareholder's equity and retained earnings and a statement of cash flows, together with an unqualified opinion thereon of Deloitte & Touche, LLP, and (ii) unaudited statements of profit and loss for the Optical Business and the Digital Business together with a segregated balance sheet of the Business (together, the "Divisional Statements") for the twelve-month period ending on the Financial Statement Date. The Financial Statements were prepared in accordance with generally accepted accounting principles and practices consistently applied throughout the periods reported upon and fairly and accurately present the financial condition and the results of the operations of Seller as at the Financial Statement Date and for the periods presented therein. The Divisional Statements fairly and accurately present the financial condition and the results of operations of the Business as at the Financial Statement Date and for the periods presented therein. The parties acknowledge and agree that the Financial Statements include the Archive Business, the assets and operations of which are not included in the Purchased Assets.

            (b)   Absence of Liabilities. Except as disclosed in Schedule
                  ----------------------                         --------
4.9(b), on the Financial Statement Date, Seller had no material Liabilities
------
relating to or respecting the Business or the Purchased Assets except as and to the extent reflected in the Divisional Statements, the notes to the Financial Statements or in this Agreement or in any Schedule hereto. Seller has no material Liabilities relating to or respecting the Business or the Purchased Assets and no basis for any such Liability exists other than (i) any Liability reflected in the Divisional Statements, the notes to the Financial Statements, the Preliminary Balance Sheet, in this Agreement or in any Schedule hereto or
(ii) any Liability arising since the Financial Statement Date in the ordinary course of business of Seller and in compliance with the covenants and agreements of Seller herein contained.

         (c) Intra-company Relationships. All services rendered or any Affiliate
             ---------------------------
of Seller to the Business have been recorded in the accounts of the Business at their full value. All goods sold by Seller or any Affiliate of Seller to the Business, and all goods sold by the Business to Seller or any Affiliate of Seller, have been accounted for as if they were transferred in arm's length transactions. There is no rental charged by Seller to the Business for any real property. Seller and its Affiliates have provided no services to the Business for value except as employees since the Financial Statement Date except as, and to the extent, set forth on Schedule 4.9(c).
                            ---------------

         (d) Preliminary Balance Sheet. The Preliminary Balance Sheet fairly and
             -------------------------
accurately presents the financial condition of the Business as at August 31, 1997. The Preliminary Balance Sheet was prepared in a manner consistent with the manner by which the Divisional Statements were prepared.

     Section 4.10. Permits and Approvals. Schedule 4.10 contains a true and
     ------------- ---------------------  -------------
correct description of all material licenses, permits, approvals, authorizations, consents and registrations ("Permits") pertaining to the Business and the Purchased Assets issued in favor of Seller. Such Permits include all Permits necessary or required to operate the Business in accordance with the provisions of applicable law, except such Permits the absence of which will not materially adversely affect the Business or the Condition. Except as set forth in Schedule 4.10, all of such Permits are in full force and effect,
             -------------
and the Business is currently being operated in compliance with the terms of each of the Permits. Except as set forth in Schedule 4. 10, (a) all such Permits
                                            --------------
are transferable to Purchaser and, upon consummation of the transactions provided for herein, Purchaser will receive all right and benefit to such Permits, and (b)Purchaser will not be required, prior to or following the Closing, to file, apply for or obtain any other license, permit, approval, authorization, consent or registration in order to own and operate the Purchased Assets and the Business as currently owned and operated by Seller.

    Section 4.11. Compliance with Law. Except as set forth in Schedule 4.11 and
    ------------  -------------------                         -------------
except as to matters covered by Section 4.12, Seller has complied with each, and is not in violation of any, material law, ordinance or governmental rule or regulation to which the Business or the Purchased Assets are subject and has not failed to obtain, or to adhere to the requirements of, any material license, permit, approval, authorization, consent or registration necessary to the ownership of the Purchased Assets or the operation of the Business.

     Schedule 4.12. Compliance with Environmental Laws. Except as disclosed in
     -------------- -----------------------------------
Schedule 4.12 with respect to the Business and the Purchased Assets, to Seller's
-------------
Knowledge: (a) Seller has complied with each, and is not in violation of any, federal, state or local law, statute, regulation, permit, provision or ordinance, relating to the use, generation, handling, storage, transportation, release, treatment or disposal of Hazardous Substances (the "Environmental Laws"); (b) Seller has obtained and complied with all necessary permits and other approvals, including interim status under the Resource Conservation and Recovery Act, as amended ("RCRA"), necessary to store, treat, dispose of and otherwise handle Hazardous Substances; (c) there are no locations at any facilities owned, leased or operated by Seller where Hazardous Substances have entered into the soil, surface water or groundwater; and (d) there are no on-site or off-site locations to which Seller has transported Hazardous Substances or arranged for their transportation from facilities owned, leased or operated by Seller, which site is the subject of any federal, state or local enforcement action or other investigation under any Environmental Law, which may lead to claims against Seller or Purchaser for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). Except as disclosed in Schedule 4.12, to Seller's Knowledge, no
                                   -------------
polychlorinated biphenyls or substances containing polychlorinated biphenyls are present on facilities owned, leased or operated by Seller in connection with the Business or the Purchased Assets, and no asbestos is present on facilities owned, leased or operated by Seller in connection with the Business or the Purchased Assets. To Seller's Knowledge, no portion of the Purchased Assets constitutes any of the following "environmentally sensitive areas": (1) a wetland or other "water of the United States" for purposes of Section 404 of the federal Clean Water Act, 33 U.S.C. (S)1344, or any similar area regulated under any state law; (2) a l00-year floodplain; or (3) a portion of the coastal zone for purposes of the federal Coastal Zone Management Act, 16 U.S.C. (S)(S)1451-1464.

    Section 4.13. Additional Environmental Disclosures. To Seller's Knowledge,
    ------------- ------------------------------------
Schedule 4.13 hereto contains lists or summary descriptions of the following
-------------
insofar as they affect or relate to facilities owned, leased or operated by Seller and pertain to the Business or the Purchased Assets:

            (a) All notices given by Seller to any governmental body or official about discoveries of problems associated with Hazardous Substances at facilities owned, leased or operated by Seller, including copies of all spill reports, all reports submitted by Seller pursuant to environmental permits, information supplied in response to inquiries from federal, state or local agencies, and any requests submitted to Seller by the United States Justice Department, the United States Environmental Protection Agency or state agencies pursuant to CERCLA or RCRA regarding the hazardous wastes or hazardous substances Seller has generated in the past and where those wastes and substances are disposed; and

            (b) All underground storage tanks located on facilities owned, leased or operated by Seller.

     Section 4.14. Litigation. Except as set forth in Schedule 4.14, no
     ------------  ----------                         -------------
litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to Seller's Knowledge, threatened against Seller with respect to the Business or any of the Purchased Assets or the transactions contemplated by this Agreement or the Seller Documents, and Seller knows of no basis for any such litigation, arbitration, investigation or proceeding. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which affects the Business or the Purchased Assets or their operation.

     Section 4.15. Absence of Changes. Except as set forth in Schedule 4.15,
     ------------  ------------------                            -------------
between the Financial Statement Date and the date hereof there has not been, and between the date hereof and the Closing Date there will not be:

             (a) Any material change in the Condition, except changes in the ordinary course of business, which in the aggregate have not been or will not be prior to the Closing materially adverse to the Business or the Purchased Assets;

             (b) Any damage, destruction or loss relating to the Business or the Purchased Assets, whether or not covered by insurance or any other event or condition which has had a material adverse effect, in the aggregate, on the assets included within the Purchased Assets or on the Condition;

             (c) Any claims relating to the Business or the Purchased Assets not covered by applicable policies of liability insurance within the maximum insurable limits of such policies;

             (d) Any cancellation of purchase orders relating to the Business for customer work in excess of $50,000 for any single customer;

             (e) Any deterioration in the financial or competitive prospects of Seller;

             (f) Any declaration, setting aside or payment of any dividend or other distribution in respect of any of Seller's shares of stock, or any direct or indirect redemption, purchase or other acquisition of any such shares; or

             (g) Any increase in the compensation payable or to become payable by Seller to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof.

     Section 4.16  Contracts, Leases, Etc. Except as set forth in Schedule 4.16,
     ------------  -----------------------                        -------------
 Seller is not, with respect to the Business or the Purchased Assets, a party to any currently effective written or oral:

             (a) agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person, including any consultant;

             (b) agreement, contract, commitment or arrangement with any labor union or other representative of employees;

             (c) agreement, contract or commitment for the future purchase of, or payment for, supplies or products which obligates Seller to purchase supplies or products not limited as to quantity or at a specified price which has a remaining term of more than six months and which is not cancelable on 30 days notice or less without penalty; or for the performance of services by a third party which involves in any one case $10,000 and is not cancelable on 30 days notice or less without penalty;

             (d) agreement, contract or commitment to sell or supply products or to perform services which obligates Seller to sell products or perform services on terms not limited as to quantity but limited as to price involves in any one case payments of $l0,000 and is not cancelable on 30 days notice or less without penalty;

             (e) representative, distribution, purchase or sales agency agreement, contract or commitment;

             (f) lease under which Seller is either lessor or lessee which obligates annual payments in excess of $5,000 individually or $25,000 in the aggregate;

             (g) note, debenture, mortgage, pledge, charge, security agreement, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for borrowing or lending of money (including, without limitation, loans to or from officers, directors or any member of their immediate families), agreement or arrangements for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

             (h) agreement, contract or commitment for any charitable or political contribution;

             (i) agreement, contract or commitment for any capital expenditure in excess of $10,000;

             (j) agreement, contract or commitment limiting or restraining it from engaging or competing with any person or entity in any business similar to the Business;

             (k) license, franchise, distributorship or other similar agreement, including those which relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by it in the operation of the Business, which contemplates payments by Seller in excess of $10,000 per agreement.

             (l) profit sharing, stock purchase, stock option, pension, retirement, long-term disability, hospitalization, insurance or similar material plans providing employee benefits;

             (m) other agreement, contract or commitment not made in the ordinary course of business which contemplates payments by Seller in excess of $10,000 in any 12-month period.

     All of the foregoing agreements, contracts, commitments, leases and other documents and undertakings are sometimes herein referred to as the "Contracts."

     Except as set forth in Schedule 4.16, to Seller's Knowledge, each of the
                            -------------
Contracts is valid and enforceable in accordance with its terms; the parties thereto are in compliance with the provisions thereof; no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder; and Seller's rights under the Contracts listed on
Schedule 4.16 are transferable by Seller to Purchaser without restriction
-------------
(except for those contracts as to which the approvals and consents listed on
Schedule 4.4 apply).
------------

     Section 4.17. Relationship With Customers and Suppliers. Except as set
     ------------  -----------------------------------------
forth on Schedule 4.17, Seller has used its reasonable business efforts to
         -------------
maintain, and currently maintains, good working relationships with all of its customers and suppliers of the Business. Neither Seller, nor any representative, agent or employee of Seller, has paid any bribe or kickback to any customer or to any representative, agent or employee of any customer. None of the ten customers of Seller who, in the aggregate, for the fiscal year ended December 31, 1996, were the largest dollar volume customers of products sold by Seller with respect to the Business has given Seller notice terminating, canceling or to Seller's Knowledge threatening to terminate or cancel any contract or relationship with Seller. None of the ten suppliers of Seller who, in the aggregate, for the fiscal year ended December 31, 1996, were the largest dollar volume suppliers of supplies used by Seller with respect to the Business has given Seller notice terminating, canceling or to Seller's Knowledge threatening to terminate or cancel any contract or relationship with Seller.

     Section 4.18. Taxes. Seller has accurately prepared and duly and timely
     ------------  -----
filed with the appropriate governmental agencies (federal, state, local and foreign) all tax and other returns required to be filed by it. Seller has paid, or has made sufficient provision for the payment of, all taxes shown by such returns to be required (a) to be paid by it for all fiscal and other applicable tax periods which have ended or (b) to be accrued for the portion of the current fiscal or other current applicable tax period up to the day prior to the Closing Date. No deficiencies for any taxes have been asserted in writing or assessed against Seller which remain unpaid.

     Section 4.19. Employees. Schedule 4.19 lists each of the employees of
     ------------  ---------  -------------
Seller providing services to the Business (collectively, the "Employees") and
(a) the base salary or hourly rate, as currently in effect, for each of such Employees, (b) the bonus arrangements, if any, currently in effect for each of the Employees, (c) the commission arrangements, if any, currently in effect for each of the Employees and (d) the date on which the most recent salary increase went into effect for each of the Employees and the amount of each such increase. Except as limited by individual written contracts with employees listed on
Schedule 2.5 or the Employment Agreements or, with respect to labor union
------------
affiliates, the terms of applicable collective bargaining agreements, all Employees of Seller are "at will."

      Section 4.20. Strikes, Picketing, etc; Overtime, Back Wage, Vacation,
      ---------------------------------------------------------------------
Discrimination, and Occupational Safety Claims. Except as set forth in Schedule
----------------------------------------------                         --------
4.20, there has been no strike, slowdown, picketing, work stoppage or labor
----
dispute by any union or other group of employees of Seller in connection with the Business for the past three years, and to Seller's Knowledge, no such action or dispute has been threatened during such period. No union has asserted jurisdiction over the Digital Business or otherwise maintained that any collective bargaining agreement binding Seller with respect to the Optical Business binds Seller in its operation of or employment of persons in connection with the Digital Business nor has any labor union indicated any intent to do so. No union has invoked with respect to Seller the technological change provisions set forth in its collective bargaining agreement with Seller or to Seller's Knowledge indicated any intent to do so. Neither Seller nor any agent or representative of Seller has (a) made any loan or given anything in value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees (other than regular salaries and wages) or
(b) paid any illegal bribe or kickback to any union or to any representative, agent or employee of any union. To Seller's Knowledge, except as set forth on
Schedule 4.20, no person or party has asserted or threatened to assert any claim
-------------
against Seller pursuant to the grievance procedures established under any agreement between Seller and any union. To Seller's Knowledge, except as set forth in Schedule 4.20, there are no outstanding claims against Seller (whether
         -------------
under federal, state or foreign law, under any employment agreement, union labor contract or otherwise) asserted by any present or former employee of Seller on account of or for (a) overtime pay, other than overtime pay for work done during the current payroll period; (b) wages or salary for any period other than the current payroll period; (c) any amount of vacation pay or pay in lieu of vacation time, other than vacation time or pay in lieu thereof earned in or in respect of the current fiscal year; or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. To Seller's Knowledge, except as set forth in Schedule 4.20, no person or party has
                                           -------------
asserted or threatened to assert any claims against Seller under or arising out of any statute, ordinance or regulation relating to discrimination or occupational safety in employment or employment practices (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, or the Age Discrimination in Employment Act of 1967, as amended), in connection with the Business.

     Section 4.21. Pension and Other Employee Benefit Plans. There is set forth
     ------------  ----------------------------------------
or identified in Schedule 4.21 all of the plans, funds, policies, programs,
                 -------------
arrangements or understandings sponsored or maintained by Seller with respect to the Business which provide any employee of Seller (or any dependent or beneficiary of any such employee) with (a) retirement benefits; (b) severance or separation from service benefits; (c) incentive, performance, stock, share appreciation or bonus awards; (d) health care benefits; (e) disability income or wage continuation benefits; (f) supplemental unemployment benefits; (g) life insurance, death or survivor's benefits; (h) accrued sick pay or vacation pay; or (i) any other type of material benefit offered under any arrangement subject to characterization as an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and not excepted by Section 4 of ERISA (the foregoing being collectively called "Employee Benefit Plans"). Except as set forth on Schedule
                                                                      --------
4.21, none of such Employee Benefit
----
Plans is an "employee benefit pension plan" or a "pension plan" as defined in
Section 3(2) of ERISA. As to any Employee Benefit Plan identified in Schedule
                                                                     --------
4.21, each of the following is true: (i) all amounts due from Seller as
----
contributions to the date hereof have been paid or accrued on their books;
(ii) Seller and any Affiliated Company (as hereinafter defined) have performed or satisfied all material obligations required to be performed or satisfied by them under, and are not in default under or in violation of, any Employee Benefit Plan and, to Seller's Knowledge, no other party is in default thereunder or in violation thereof; (iii) Seller and any Affiliated Company are in compliance in all material respects with the requirements (including reporting and disclosure requirements applicable to them) prescribed by all statutes, orders or governmental rules or regulations applicable to the Employee Benefit Plans, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (iv) neither Seller nor any Affiliated Company or any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Employee Benefit Plan (or its related trust), Seller or any Affiliated Company, Purchaser, any shareholder, officer, director, partner or employee of Seller, any Affiliated Company or Purchaser, or any trustee, administrator or other fiduciary of any Employee Benefit Plan to the tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA or any other material liability including civil liability under Title I of ERISA; and (v) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to Seller's Knowledge, threatened, against any Employee Benefit Plan or against the assets of any Employee Benefit Plan. For purposes of this Section 4.21, "Affiliated Company" shall mean any member (whether or not incorporated) of a group which is part of a controlled group of corporations or under common control (within the meaning of the regulations promulgated under Section 414 of the Code) and of which Seller is a member. Except as set forth on Schedule 4.21, Seller does not
                                                 -------------
maintain or participate in, and has never maintained or participated in, any "multiemployer plans" as defined in Section 3(37) of ERISA.

     Section 4.22. Contracts with Affiliates. Except as set forth in Schedule
     ------------  -------------------------                         --------
4.22, there are no contracts, obligations or arrangements between Seller and any
----
director, officer, shareholder or employee of Seller or any Affiliate of any such person applicable to the Business or the Purchased Assets.

     Section 4.23. Statements and Other Documents Not Misleading. To Seller's
     ------------  ---------------------------------------------
Knowledge, neither this Agreement, including all Schedules, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Seller to Purchaser in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. To Seller's Knowledge there is no fact which may materially adversely affect the Condition which has not been set forth in this Agreement, the Schedules or the other documents furnished to Purchaser on or prior to the date hereof in connection with the transactions contemplated hereby.

     Section 4.24. Investment Company. Seller is not an "investment company" or
     ------------  ------------------
a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES RESPECTING PURCHASER
              ---------------------------------------------------

     Purchaser represents and warrants to Seller as follows:

     Section 5.1 Organization.
     ----------- ------------
     (a) Safeguard is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage. All of such jurisdictions are listed on Schedule 5.1.
                                        ------------

     (b) Mirage is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign limited partnership authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned by it requires such qualification in order to avoid liabilities or disadvantage. All of such jurisdictions are listed on Schedule 5.1.
                                                      ------------

     (c) PTM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage. All such jurisdiction are listed on Schedule 5.1.
                                    ------------

     Section 5.2. Due Authorization. The execution and delivery of this
     ------------ -----------------
Agreement by each of PTM, Safeguard and Mirage and the purchase of the Purchased Assets and performance of the respective obligations of PTM, Safeguard and Mirage contemplated hereby and by the Bill of Sale and Assumption have been duly and validly authorized by all necessary corporate and partnership action, respectively, of PTM, Safeguard and Mirage. PTM, Safeguard and Mirage each have the right, power and authority to enter into and perform this Agreement and the Bill of Sale and Assumption, and this Agreement constitutes the valid and binding obligations of PTM, Safeguard and Mirage, respectively, enforceable against PTM, Safeguard and Mirage in accordance with their terms, except as enforceability thereof may be limited by general equitable principles or by laws affecting the rights of creditors generally. The Bill of Sale and Assumption will, upon its execution by PTM, constitute the valid and binding obligation of PTM, enforceable against PTM in accordance with its terms, except as enforceability thereof may be limited by general equitable principles or by laws affecting the rights of creditors generally.

     Section 5.3. Conflict With Other Instruments. The execution, delivery and
     -----------  -------------------------------
performance of this Agreement by PTM, Safeguard and Mirage and the Bill of Sale and Assumption by PTM will not contravene any provision of PTM's certificate of incorporation or bylaws, Safeguard's articles of incorporation or by-laws or Mirage's certificate of limited partnership or limited partnership agreement and will not result in a breach of, or constitute a default under, any agreement or other document to which any of PTM, Safeguard or Mirage is a party or by which any of them is bound, or any decree, order or rule of any domestic or foreign court or governmental agency or any provision of applicable law which is binding on PTM, Safeguard or Mirage, as the case may be, or create in any third party the right to modify, terminate or accelerate (or to make a claim for damages in respect of) any material instrument or material contract to which PTM, Safeguard or Mirage is a party or by which any of them is bound.

     Section 5.4.  Government and Third-Party Approvals. Except as set forth on
     -----------   -------------------------------------
Schedule 5.4, no consent by, approval or authorization of or filing,
------------
registration or qualification with any federal, state or local authority, or any foreign governmental authority, or any corporation, person or other entity (including any party to any contract or agreement with PTM, Safeguard or Mirage) is required (a)for the execution, delivery or performance of this Agreement by PTM, Safeguard and Mirage or the Bill of Sale and Assumption by PTM, (b)in connection with the consummation of the transactions contemplated hereby and thereby, by PTM, Safeguard and Mirage or (c) in order to vest in PTM good and marketable title to all of the Purchased Assets upon Closing.

     Section 5.5.  Litigation. No litigation, arbitration investigation or
     -----------   ----------
other proceeding of or before any court arbitrator or governmental or regulatory official, body or authority is pending or, to the Knowledge of PTM, Safeguard or Mirage, threatened against PTM, Safeguard or Mirage with respect to the Business or any of the Purchased Assets or the transactions contemplated by this Agreement or the Bill of Sale and Assumption, and neither PTM, Safeguard or Mirage have Knowledge of any basis for such litigation, arbitration, investigation or proceeding.

     Section 5.6.  Solvency. Assuming that Seller's representations and
     -----------   --------
warranties in Sections 4.5, 4.6, 4.8, 4.9 and 4.15 are true, complete and correct, as of the Closing Date, any assignee at the Closing of Purchaser's rights will be Solvent. Safeguard is Solvent.

     Section 5.7.  Financing. Purchaser has, or has obtained commitments for,
     -----------   ---------
sufficient financing to pay the Purchase Price and perform its obligations hereunder.

     Section 5.8.  HSR Act. The equity interest of the Purchaser is owned by
     -----------   -------
persons such that a notification and report form will not be required to be filed under the HSR Act in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI
                      CERTAIN COVENANTS AND OTHER MATTERS
                      -----------------------------------

     Section 6.1   Corporate Examinations and Investigations
     -----------   -----------------------------------------

             (a) Between the date hereof and the Closing Date, Seller agrees to cooperate (and to cause its officers, employees, consultants, agents, attorneys and accountants to cooperate) fully with Purchaser and the Financing Source and with their respective counsel, accountants and representatives in the conduct of their due diligence investigation of the Business from legal, environmental, insurance, valuation and solvency perspectives and, in connection with such due diligence investigation, to grant to Purchaser and the Financing Source and such representatives access to the properties, records, and, with the prior consent of Seller (which shall not be unreasonably withheld), employees, customers, creditors, vendors and suppliers of the Business. Purchaser will use its best efforts to complete its due diligence investigation as promptly as reasonably practicable. Except as set forth in Section 6.1(b) hereof, no investigation by Purchaser shall diminish any of the representations, warranties, covenants or agreements of Seller under this Agreement or reduce Purchaser's right to pursue such remedies at law or hereunder as it would otherwise have in the absence of having conducted such investigation.

             (b) Between the date hereof and the Closing Date, if Purchaser or Seller discovers that any representation, warranty or covenant of Seller made herein is not true, complete or correct, Purchaser or Seller (as the case may be) will promptly notify the other party of such breach. Seller covenants and agrees to use its best efforts to cure any such breach, but if Seller fails or is unable to effect a cure thereof, the Purchaser shall either (i) waive such breach and Close or (ii) terminate this Agreement without liability on the part of either party to the other.

     Section 6.2.  Restriction on Certain Discussions and Actions. Seller
     -----------   ----------------------------------------------
agrees that until the Closing Date or until termination of this Agreement pursuant to Article XII it will refrain, and will direct and cause its officers, directors, Affiliates, employees, attorneys, accountants and other agents and representatives to refrain, from taking any action, directly or indirectly, to solicit, encourage, initiate or participate in any way in discussions or negotiations with, or furnish any information with respect to the Business or the Purchased Assets to, any person or other entity (other than Purchaser and its representatives) in connection with any possible or proposed sale of capital stock, sale of a substantial portion of the assets, merger or other business combination involving the Business or the acquisition of a substantial equity interest in the Business or the Purchased Assets or any similar transaction involving the Business or the Purchased Assets; provided, however, nothing contained herein shall preclude Seller from providing any notice or otherwise obtaining any consent, approval or transfer of any Permit. Seller agrees that it will not (without Purchaser's prior written consent) disclose this Agreement or the matters referred to herein to any other prospective acquirer of the Business until the Closing Date or until termination of this Agreement pursuant to
Article XII.

     Section 6.3.  [Reserved]


     Section 6.4.  Title Policy. Within 20 days following the Closing Date,
     -----------   ------------
Seller shall cause the Title Company to issue the Title Policy.

     Section 6.5.  Casualty and Condemnation.
     -----------   -------------------------
             (a) If any of the Purchased Assets, or any portion thereof or any personal property located thereon, is lost, stolen or damaged or destroyed by fire or any other casualty (a "Casualty"), Seller shall promptly give notice of the same to Purchaser. Purchaser have the right to terminate this Agreement by giving notice thereof to Seller within 15 days after receipt of Seller's notice under this Section 6.5(a) of the occurrence of a Casualty. If Purchaser terminates this Agreement pursuant to this Section 6.5(a), this Agreement shall become null and void, and Seller and Purchaser shall thereupon have no further liabilities or obligations under this Agreement. If Purchaser does not terminate this Agreement pursuant to this Section 6.5(a), Purchaser be entitled to the benefits of all insurance proceeds and claims relating to any such Casualty, and Seller shall at or prior to Closing assign to Purchaser (without recourse or warranty) all such insurance proceeds and claims. Seller shall inform Purchaser of any negotiations with respect to insurance claims involving any Casualty, will permit Purchaser to take part therein, and will not settle any such claims without Purchaser's prior written consent. Purchaser shall not be entitled to a diminution of the Purchase Price to the extent the insurance proceeds from such Casualty are less than the fair market value of the Purchased Assets subject to the Casualty.

             (b) If any authority having the right of eminent domain shall commence negotiations or shall commence legal action for the damaging, taking or acquiring of any of the Purchased Assets, either temporarily or permanently, by condemnation or by exercise of the right of eminent domain ("Condemnation"), Seller shall promptly give notice of the same to Purchaser. Purchaser shall have the right to terminate this Agreement by giving notice thereof to Seller within 15 days after receipt of Seller's notice under this Section 6.5(b). If Purchaser terminates this Agreement pursuant to this Section, this Agreement shall become null and void, and Seller and Purchaser shall thereupon have no further liabilities or obligations under this Agreement. If Purchaser does not so terminate this Agreement pursuant to this Section 6.5(b), Purchaser shall be entitled to the benefits of all awards, claims, settlement proceeds and other proceeds payable by reason of any such Condemnation, and Seller shall assign to Purchaser (without recourse or warranty) all awards, claims, settlement proceeds, or other proceeds payable by reason of any such Condemnation. In the event of any negotiations with respect to any Purchased Asset with any authority regarding settlement on account of damaging, taking or acquiring in lieu of condemnation or eminent domain, Seller will inform Purchaser of all such negotiations, will permit Purchaser to take part therein, and will not enter into any settlements thereof without Purchaser's prior written consent. Purchaser shall not be entitled to a diminution of the Purchase Price to the extent the proceeds from such Condemnation are less than the fair market value of the Purchased Assets subject to the Condemnation.

     Section 6.6.  Conduct of Business Prior to the Closing. Between the date of
     -----------   ----------------------------------------
this Agreement and the Closing, with respect to the Business and except as provided in Schedule 6.6:
            ------------

             (a) Seller shall conduct its business, operations, activities and practices (including, without limitation, its maintenance and management of Cash) in the usual and ordinary course, consistent with its past practices;

             (b) Seller shall not take or suffer or permit any action which would render untrue any of the representations or warranties of Seller herein contained, and Seller shall not omit to take any action the omission of which would render untrue any such representation and warranty;

             (c) Seller shall use reasonable efforts to preserve its business organization intact, keep available to itself and to Purchaser the present services of its employees (subject to paragraph (d) hereof); preserve for itself and Purchaser the goodwill of Seller's suppliers and customers and others with whom business relationships pertaining to the Business exist; maintain its tangible property pertaining to the Business in the same condition as it now exists, ordinary wear and tear excepted; maintain all insurance policies in force at the date hereof in full force and effect; and maintain in full force and effect all agreements, licenses, permits, authorizations and approvals necessary for the operation of the Business;

             (d) Seller shall not grant or otherwise make, or agree to grant or otherwise agree to make, any increase in the compensation payable or to become payable by it to any employees of the Business.

             (e) Seller shall not sell or dispose of any of its assets used in the operation of the Business (otherwise than in the ordinary course of business consistent with past practice);

             (f) Seller shall not make any capital expenditures in excess of $50,000 in any single instance.

             (g)   Seller shall not make any distributions to its shareholders;

             (h) Seller shall not enter into any agreement not in the ordinary course of business; and

             (i) Seller shall not cancel, waive or modify any claims or rights owned by or running in favor of it outside the ordinary course of business, which claims or rights will be transferred to Purchaser.

     Section 6.7.  Notice to Purchaser. Seller covenants and agrees to provide
     -----------   -------------------
Purchaser with immediate notice of any occurrence which could adversely affect the Condition.

      Section 6.8. Consents; Further Assurances. Consistent with the terms and
      -----------  ----------------------------
conditions hereof, each party hereto will use its best efforts to execute and deliver such other documents and take such other actions as reasonably requested by the other party to fulfill the conditions precedent to the obligation of the other party to consummate the purchase and sale of the Purchased Assets and assumption of the Assumed Liabilities, or as the other party hereto may reasonably request in order to carry out this Agreement and the transactions contemplated hereby. Purchaser and Seller shall use their best efforts and will cooperate with each other to the extent reasonably necessary to obtain all Permits, consents, approvals and waivers, if any, from third parties required to consummate the transactions contemplated hereby or which, if not obtained, would materially adversely affect the Condition or the operation of the Purchased Assets.

     Section 6.9.  Insurance. Prior to the Closing Seller shall obtain an
     -----------   ---------
insurance policy containing environmental risk coverage naming Purchaser as beneficiary. Such policy shall provide at least $3 million of coverage, have a term of at least five (5) years and otherwise be in a form reasonably satisfactory to Purchaser. Purchaser acknowledges that the form of policy previously delivered by Seller is satisfactory. Seller shall pay the cost of such insurance policy. Seller may, at its option and at its expense, obtain its own insurance policy.


                                  ARTICLE VII
                  CONDITIONS TO THE OBLIGATION OF PURCHASER
                  -------------------------------------------
     The obligation of Purchaser to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by Purchaser:

     Section 7.1.  Representations and Warranties True. The representations and
     -----------   ----------------------------------
warranties of Seller contained in this Agreement and the information contained in the Schedules to this Agreement and any closing documents delivered by Seller in connection with this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects at the Closing Date as though made at such time, and Seller shall have delivered to Purchaser a certificate to that effect signed by its President.

     Section 7.2. Performance of Obligations. The obligations of Seller to be
     -----------  --------------------------
performed by it on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all respects and, at the Closing, Seller shall have delivered to Purchaser a certificate to that effect signed by its President.

     Section 7.3. Consents and Permits. All Permits, consents, approvals and
     -----------  --------------------
waivers from third parties (including, without limitation, lenders) and government agencies required to consummate the transactions contemplated hereby, as specified on Schedules 4.4 and 4.10 hereof, shall have been obtained by or
                -------------
transferred to Purchaser or its Affiliate.

     Section 7.4.  No Material Change. There shall be no actual material adverse
     -----------   ------------------
change to the Condition, the Business or the Purchased Assets since subsequent to the Preliminary Balance Sheet Date.

     Section 7.5.  Absence of Litigation. Except as set forth in Schedule 4.14,
     -----------   ---------------------                         -------------
there shall not be any litigation or proceeding, pending or threatened (including, without limitation, any litigation or proceeding arising under antitrust or securities laws), to restrain or invalidate the sale and purchase of the Purchased Assets or the other transactions contemplated herein, and no material action or proceeding shall be pending or, to the best of Seller's knowledge, threatened against Seller or the Purchased Assets, at law or in equity, before any federal or state court or governmental commission or in arbitration or by or before any administrative agency, which action or proceeding would adversely affect the Condition, nor shall any judgments, consents, injunctions or any other judicial or administrative mandates be outstanding against Seller which would adversely affect the Condition.

     Section 7.6.  Certified Resolutions. Purchaser shall have received a
     -----------   ---------------------
certified copy of the resolutions of the Board of Directors and of the shareholders of Seller authorizing and approving the execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated herein and therein.

     Section 7.7.  Certificate of Good Standing; Tax Lien Certificate. Purchaser
     -----------   --------------------------------------------------
shall have received a good standing certificate of Seller dated not more than ten days prior to the Closing Date from the Secretary of State of the State of California. Purchaser shall have received a tax clearance certificate dated not more than 30 days prior to the Closing Date from the applicable officials of the State of California evidencing that Seller has no outstanding liability for delinquent taxes.

     Section 7.8.  Execution of Noncompetition Agreement
     -----------   -------------------------------------
     (a) Seller shall have executed and delivered this Agreement and the Seller Documents.

     (b) Each of Seller's shareholders shall have executed and delivered an Agreement and Covenant Not to Compete, substantially in the form attached hereto as Exhibit B.
   ---------

     Section 7.9.  Absence of Liabilities.  On the Closing Date, there shall be
     -----------   ----------------------
no Liabilities relating to or respecting the Business or the Purchased Assets, except for Assumed Liabilities, except for such other liabilities as are disclosed by this Agreement or any Schedule hereto and except for such contractual obligations as may arise on and after the Closing Date under the agreements listed on Schedule 4.16, as evidenced by a certificate to such effect
                     -------------
signed by the President of Seller and containing such supporting documentation as Purchaser shall request.

     Section 7.10. Completion of Environmental Remediation. Purchaser shall be
     ------------  ---------------------------------------
satisfied that all 1, 1, 1-trichloroethane owned by Seller is stored with persons possessing all permits required for the storage of such 1, 1, 1-trichloroethane.

     Section 7.11. Delivery of Specified Documents. Seller shall have delivered
     ------------  -------------------------------
to Purchaser all of the documents and instruments specified in Section 3.2 hereof on or prior to the Closing Date.

     Section 7.12. Employment Agreements. Purchaser shall have entered into the
     ------------  ---------------------
Employment Agreements with each of the employees listed on Schedule 2.5 to
                                                           ------------
receive new Employment Agreements.

     Section 7.13. Landlord Consent. The Landlord shall have consented to the
     -----------   ----------------
assignment of the Lease and confirmed that Seller is not in default under the Lease.

                                 ARTICLE VIII
                    CONDITIONS TO THE OBLIGATION OF SELLER
                    --------------------------------------

     The obligation of Seller to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by Seller:

     Section 8.1.  Representations and Warranties True. The representations and
     -----------   ----------------------------------
warranties of Purchaser contained in this Agreement and the information in the Schedules to this Agreement and any closing documents delivered by Purchaser in connection with this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects at the Closing Date as though made at such time and, at the Closing, Purchaser shall have delivered to Seller a certificate to that effect signed by its President.

     Section 8.2.  Performance of Obligations. Each of the obligations of
     -----------   --------------------------
Purchaser to be performed by it on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all respects and, at the Closing, Purchaser shall have delivered to Seller a certificate to that effect signed by its President or another authorized officer.

     Section 8.3.  Certified Resolutions. Purchaser shall have received a
     -----------   ---------------------
certified copy of the resolutions of the Board of Directors of Seller authorizing and approving the execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated herein and therein.

     Section 8.4.  Absence of Litigation. There shall not be any litigation or
     -----------   ---------------------
proceeding, pending or threatened (including, without limitation, any litigation of proceeding arising under antitrust or securities laws), to restrain or invalidate the sale and purchase of the Purchased Assets or the other transactions contemplated herein which would, in the judgment of Seller, made in good faith, involve expense or lapse of time that would be materially adverse to the interests of Seller.

     Section 8.5.  Execution of Certain Agreements. Purchaser shall have
     -----------   -------------------------------
executed and delivered this Agreement and PTM shall have executed and delivered the Bill of Sale and Assumption and the Employment Agreements.

     Section 8.6.  Landlord Consent. Landlord shall have consented to the
     -----------   ----------------
assignment of the Lease and confirmed that Seller is not in default under the Lease.

     Section 8.7.  Employment Agreements. Purchaser shall have entered into the
     -----------   ---------------------
Employment Agreements with each of the employees listed on Schedule 2.5 to
                                                           ------------
receive new Employment Agreements.


                                   ARTICLE IX
                       POST-CLOSING COVENANTS OF SELLER
                       --------------------------------

     Section 9.1.  Books and Records of Seller. Following the Closing, Seller
     -----------   ---------------------------
agrees to permit Purchaser and its representatives to inspect the books and records of Seller not included in the Purchased Assets insofar as they relate to the Purchased Assets during regular hours and at no expense to Seller in order for Purchaser and such representatives to obtain information relevant to the Closing Date Balance Sheet and to Purchaser's tax returns, third party claims or litigation involving Purchaser, or as otherwise reasonably required for the conduct of Purchaser's business. Seller agrees to maintain such books and records insofar as they relate to the Purchased Assets for a period of three years after the Closing Date.

     Section 9.2.  Payment of Seller's Liabilities. Following the Closing,
     -----------   -------------------------------
Seller shall pay, perform and discharge as they become due, and in accordance with their respective terms and conditions, all Liabilities other than any Assumed Liabilities and other than any performance obligations of Seller under the agreements listed on Schedule 2.3 hereof expressly assumed by Purchaser to
                         ------------
the extent provided in Section 2.3 hereof.

     Section 9.3.  Covenant Not to Compete.
     -----------   -----------------------

             (a) Seller will not, for a period of five years following the Closing Date (the "Restricted Period"), compete, directly or indirectly, with Purchaser in any business that creates titles, or optical, digital or other effects, in the entertainment industry. The foregoing prohibition against competition shall apply to any area within the Southern California region and, in addition, to any area within a circle having a radius of one hundred
(100) miles surrounding San Francisco, California, or any location from which Seller has, prior to the Restricted Period, maintained an office, manufacturing or assembly plant, warehouse or otherwise engaged in business or any location at which Seller has planned, prior to the Restricted Period, to open a manufacturing or assembly plant, warehouse or other place of business, but only if such office, manufacturing or assembly plant, warehouse or other place of business was planned to be related to the business of creating titles and effects in the entertainment industry.

             (b) Seller shall be deemed to be competing as described in paragraph (a) hereof if Seller shall engage, directly or indirectly, in any of the business covered thereby, whether for its own account or that of any other person, firm, corporation, partnership or other business entity, and whether its participation shall be as a stockholder, general or limited partner, or investor possessing an ownership interest exceeding one percent (1%) in any such entity, or as a principal agent, lender or in any other capacity.

             (c) During the Restricted Period, Seller shall not, directly or indirectly: (1) solicit, divert, take away or induce customers (wherever located) of Purchaser to avail themselves of the services or products of others which are competitive with any of Purchaser's services or products or (2) solicit, employ or in any other fashion hire any employee of Purchaser unless such person shall have been discharged by Purchaser, or otherwise induce any employee of Purchaser to leave the employ of Purchaser.

             Seller expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this
Section 9.3, and that Purchaser, in addition to all other remedies available at law or hereunder, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section
9.3 are held to be in any respect an unreasonable restriction upon Seller, then they shall be deemed to extend only over the maximum period of time, geographic area or range of activities as to which they may be enforceable. In the event that Seller shall be in violation of the restrictive covenants in this Section 9.3, then the Restricted Period shall be extended for a period of time equal to the period of time during which such breach shall occur; and, in the event that Purchaser should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then the Restricted Period shall be extended for the period of time required for the pendency of such proceedings, including all appeals.

     Section 9.4.  Confidential Information. Unless otherwise agreed to in
     -----------   ------------------------
writing by Purchaser or as otherwise required by law, Seller agrees for itself, its agents and employees to keep confidential and not to disclose, reveal or use for a period of five (5) years from and after the Closing Date, any Confidential Information, as such term is defined pursuant to that certain Nondisclosure Agreement dated as of March 13, 1997 by and between Seller and Safeguard, respecting Purchaser or the Business.

     Section 9.5.  Further Assurances. Seller shall cooperate with Purchaser
     -----------   -----------------
(and its designee) as may reasonably be required to assure the transfer of the Purchased Assets to Purchaser (or its designee) including, without limitation, assisting Purchaser (or its designee) to obtain such consents to assignment or transfer not obtained prior to the Closing Date and waived by Purchaser in connection with the Closing.

     Section 9.6.  Sales and Use Tax. During the 12-month period from and after
     -----------   -----------------
the Closing Date, Seller shall make no more than one sale of "tangible personal property" within the meaning of the California Code.

                                   ARTICLE X
                      POST-CLOSING COVENANTS OF PURCHASER
                      -----------------------------------

     Section 10.1. Books and Records of Purchaser. Following the
     -----------   ------------------------------
Closing, Purchaser agrees to permit Seller and its representatives to inspect the books and records of Purchaser included in the Purchased Assets during regular business hours and at no expense to Purchaser in order for Seller and such representatives to obtain information relevant to the Closing Date Balance Sheet and to Seller's tax returns, third party claims or litigation involving Seller, or as otherwise reasonably required for the conduct of Seller's business. Purchaser agrees to maintain such books and records insofar as they relate to the Purchased Assets for a period of five years after the Closing Date.

     Section 10.2. Confidential Information. Unless otherwise agreed to in
     ------------  ------------------------
writing by Seller or as otherwise required by law, Purchaser agrees for itself, its agents and employees to keep confidential and not to disclose, reveal or use for a period of five (5) years from and after the Closing Date, any Confidential Information, as such term is defined pursuant to that certain Nondisclosure Agreement dated as of March 13, 1997 by and between Seller and Safeguard, respecting Seller (except such Confidential Information pertaining to the Business as may have been purchased by Purchaser pursuant to this Agreement and that Purchaser elects to disclose).

     Section 10.3. Payment of Assumed Liabilities. Following the Closing,
     ------------  ------------------------------
Purchaser shall pay, perform and discharge all Assumed Liabilities as they become due and in accordance with their terms and conditions.

     Section 10.4  Access to Accounting Systems and Human Resources. Following
     ------------  ------------------------------------------------
the Closing Purchaser shall make available to Seller, at mutually agreeable times and for mutually agreeable compensation, Craig Dotson and other accounting and human resources personnel.

     Section 10.5. Lease. No later than January 11, 1998, Purchaser shall
     ------------  -----
either (i) have caused the Landlord to release Seller from all liability under the Lease, or (ii) exercised the right to terminate the Lease as provided therein and paid the termination fee set forth in the Lease. Within three
(3) business days of the date Purchaser demonstrates its compliance with either clause (i) or (ii) Seller shall pay Purchaser $l00,000.

     Section 10.6. Further Assurances. Purchaser shall cooperate with Seller
     ------------  ------------------
(and its designee) as may reasonably be required to assure the assumption by Purchaser of the Assumed Liabilities as provided herein or in the Bill of Sale and Assumption Agreement.

                                  ARTICLE XI
                           INDEMNIFICATION; EXPENSES
                           -------------------------

     Section 11.1. General Indemnification.
     ------------  -----------------------

            (a) Seller hereby agrees to (i) indemnify, defend and hold harmless PTM, Safeguard and Mirage (and any assignee) and each of its directors, officers, employees and agents from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (A) any inaccuracy of any representation or warranty of Seller which is contained in or made pursuant to this Agreement, (B) any breach by Seller of any of its agreements or obligations contained in or made pursuant to this Agreement, and
(C) any liability of Seller that is not assumed by Purchaser as provided by this Agreement; and (ii) reimburse PTM, Safeguard and Mirage (and any assignee) and each of its directors, officers, employees, and agents for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses). As used in this Section 11.1, "Legal Expenses" of a person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

            (b) Purchaser hereby agrees to (i) indemnify, defend and hold harmless Seller and each of its directors, officers, employees, affiliates, agents and shareholders from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (A) any inaccuracy of any representation or warranty of Purchaser which is contained in or made pursuant to this Agreement, (B) any breach by Purchaser of any of its agreements or obligations contained in or made pursuant to this Agreement, and
(C) any liability of Seller which Purchaser assumes as provided by this Agreement; and (ii) reimburse Seller and each of its directors, officers, employees, affiliates and agents for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses).

            (c) Promptly after receipt by any person entitled to indemnification under this Section 11.1 (an "indemnified party") of notice of the threat of the commencement or the commencement of any action in respect of which the indemnified party will seek indemnification hereunder, the indemnified party shall so notify in writing the person(s) from whom indemnification hereunder is sought (collectively, the "indemnifying party"), but any failure so to notify the indemnifying party shall not relieve any such indemnifying party from any liability that it may have to the indemnified party under this Section 11.1 except to the extent that the indemnifying party's ability to defend such claim is materially prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such action and to assume control of such defense; provided, however, that:
                                --------  -------

                   (i) the indemnified party shall be entitled to participate in (but not control) the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                   (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, which approval shall not be unreasonably withheld or delayed except that it shall not be unreasonable to withhold or delay approval if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party;

                   (iii) the indemnifying party shall not consent to the entry of any judgement or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from liability in respect of such claim; and

                   (iv) the indemnifying party shall not consent to the entry of any judgment or enter into any settlement of any claim to the extent the claim seeks an order, injunction or other equitable relief against the indemnified party without the written consent of the indemnified party which may be withheld in the sole discretion of the indemnified party.

            (d) At any time, the indemnified party may assume control of the defense of any such action by written notice to the indemnifying party. After such written notice by the indemnifying party to the indemnified party of its election to assume control, the indemnifying party shall have no further liability to the indemnified party pursuant to this Section 11.1.

            (e) If the indemnifying party does not assume control of the defense of such claims as provided in this Section 11.1, the indemnified party shall have the right to defend such claim in any manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party thereof in accordance with this Section 11.1. The reimbursement of fees, costs and expenses required by this Section 11.1 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

            (f) Subject to Section 11.1(g), any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and in any certificates delivered pursuant to this Agreement shall survive for a period of twenty-four months after the Closing Date, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date but subject to the applicable provisions of Section 6.1(b). Purchaser and Seller shall only be entitled to indemnification under Section 11.1(a)(i)(A) or 11.1(b)(i)(A) if a written notice describing the claim for which indemnification is sought is signed by the President or any Vice President of Purchaser or Seller, as the case may be, and is submitted to Seller or Purchaser, as the case may be, not later than twenty-four months following the Closing Date. Any claim for indemnification pursuant to, Section 11.1(a)(i)(A) or Section 11.1(b)(i)(A) not made prior to the expiration of such twenty-four month period shall expire automatically without notice or demand and shall be of no further force and effect.

            (g) Notwithstanding the foregoing, representations and warranties, concerning:

                   (i) tax matters shall survive until, and Purchaser or Seller, as the case may be, shall be entitled to indemnification if written notice is submitted prior to, expiration of the applicable statute of limitations for such claim; and

                   (ii) representations and warranties concerning environmental matters shall survive for a period of five years from the Closing Date, and Purchaser shall be entitled to indemnification if written notice is submitted prior to the end of such five-year period.

            (h)    Notwithstanding any provisions herein to the contrary:

                   (i) neither party shall be liable to the other party for any misrepresentation, breach of any warranty or failure to fulfill any covenant or agreement herein if such other party shall have had actual knowledge of the facts upon which such misrepresentation, breach or failure is based at or prior to the Closing Date;

                   (ii) the liability of either party computed otherwise in accordance with this Article XI shall be limited to the after-tax consequence to the indemnified party (or the affiliated group of which such indemnified party is a member) of any such damage, loss, liability, deficiency cost or expense suffered or incurred by such indemnified party;

                   (iii) neither party shall have any liability to the other party for misrepresentation, breach of warranty or failure to fulfill any covenant or agreement to be performed at or prior to the Closing Date except pursuant to this Article XI; and

                   (iv) neither party shall have any liability to the extent such liability is covered by insurance of the other party; and

                   (v) there shall be no liability of either party to the other party unless claims in excess of $50,000 calculated separately for Seller and Purchaser, in the aggregate, of either party against the other party shall have arisen, in which event the liability shall exclude the first $50,000 in claims.

                                  ARTICLE XII
                        TERMINATION; SURVIVAL; EXPENSES
                        -------------------------------

     Section 12.1. Termination. This Agreement may be terminated prior to the
     -----------   -----------
Closing as follows:

             (a) at the election of Purchaser, if any one or more of the conditions set forth in Article VII to its obligation to proceed with the Closing has not been fulfilled on or prior to the Closing Date;

             (b) at the election of Seller, if any one or more of the conditions set forth in Article VIII to its obligation to proceed with the Closing has not been fulfilled on or prior to the Closing Date;

             (c) at the election of Purchaser, (i) if Seller has breached, or Purchaser reasonably believes that Seller has breached, any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date or (ii) as provided in Sections 6.1, 6.3,
6.4 or 6.5 hereof;

             (d) at the election of Seller, (i) if Purchaser has breached, or Seller reasonably believes that Purchaser has breached, any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date or (ii) as provided in Section 6.1, 6.3,
6.4 or 6.5 hereof;

             (e) at the election of Purchaser or Seller, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person (other than Purchaser or Seller) directed against the consummation of the Closing and either Purchaser or Seller, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof, taking into account the potential expense and delay likely to be involved;

             (f) at any time on or prior to the Closing Date, by mutual written consent of Purchaser and Seller; or

             (g) at the election of Purchaser or Seller, if the Closing has not occurred on or prior to October 31, 1997; provided that a party may not terminate this Agreement if such party's failure to perform its obligations has directly or indirectly caused the Closing not to have occurred.

     Section 12.2. Survival.
     ------------  --------
             (a) Except as set forth in this Section 12.2, if this Agreement is validly terminated pursuant to Section 12.1 and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect and with respect to this Agreement no party hereto shall have any liability to any other party hereto.

             (b) Notwithstanding Section 12.2(a), if Purchaser terminates this Agreement because any of the conditions contained in Sections 7.1 or 7.2 have not been satisfied or if Seller terminates this Agreement because any of the conditions contained in Sections 8.1 or 8.2 have not been satisfied then the terminating party shall have the right to pursue all of its legal remedies for breach of contract and damages; provided, that if the Agreement is terminated
                                --------
after compliance with the provisions of Section 6.1(b) hereof, no party shall be liable to the other party upon such termination.

             (c) Notwithstanding Section 12.2(a), if this Agreement is validly terminated pursuant to Section 12.1 and the transactions contemplated hereby are not consummated as described above, the provisions of Section 6.2 relating to the obligation of Purchaser to keep confidential and not to use certain information obtained by it from Seller and to return documents and copies thereof to Seller and the provisions of Section 12.3 relating to responsibility for expenses shall survive.

     Section 12.3. Expenses if No Closing. If the Closing does not occur and
     ------------  ----------------------
the transactions contemplated hereby are not consummated, then, subject to the right of a non-defaulting party to recover damages, costs and expenses from a defaulting party pursuant to Section 12.2 and except as provided in Section 3.3, all costs and expenses incurred in connection with this Agreement shall be paid by the person incurring such expenses; i.e., by Purchaser if incurred by Purchaser and by Seller if incurred by Seller.

                                 ARTICLE XIII
                                    GENERAL
                                    -------

     Section 13.1. No Tax Representations. Seller and Purchaser agree that no
     ------------  ----------------------
representation or warranty has been made by them as to the tax consequences of the transactions contemplated by this Agreement or the results of the allocation of the amount of; or the consideration comprising, the Purchase Price, that each is engaging separate counsel with respect to such tax consequences, and that each is assuming its own respective tax liability, if any, arising out of this Agreement or the consummation of the transactions contemplated hereunder.

     Section 13.2. Regarding the Representations and Warranties.
     ------------  --------------------------------------------
             (a)   Independence. Each of the representations and warranties made
                   ------------
by Seller in Article IV is independent of the other representations and warranties made therein, and each of the representations and warranties made by Purchaser in Article V is independent of the other representations and warranties made therein.

             (b)   Knowledge Qualification. Whenever a representation or
                   -----------------------
warranty is made herein based on the knowledge of Seller or Purchaser (as the case may be), such representation or warranty is made based on the actual knowledge of Seller or Purchaser (as the case may be) including any officer, director or responsible employee thereof, and on the knowledge which Seller or Purchaser (as the case may be) would have had if it had conducted a diligent inquiry into the subject matter of the representation or warranty.

     Section 13.3. Binding Effect and Assignment. This Agreement shall be
     ------------  -----------------------------
binding upon and inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

     Section 13.4. Waiver. Any term or provision of this Agreement may be
     ------------  ------
waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     Section 13.5. Dispute Resolution.
     ------------  ------------------

             (a)   Good-Faith Negotiations. If any dispute arises under this
                   -----------------------
Agreement, the Seller Documents or any other agreement executed in connection herewith, or with respect to the breach, termination or validity hereof or thereof, including the arbitrability of any such dispute (a "Dispute") that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such Dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party. If the parties are unable to resolve the Dispute between them through these face-to-face negotiations, within 20 business days (or such period as the parties shall otherwise agree) following the date of notification (the "Notice Date") by one party to the other(s) of the existence of such dispute, then any such disputes shall be resolved in the following manner.

             (b)   Mediation. The parties shall endeavor to resolve any Dispute
                   ---------
by mediation under the procedures established by the Judicial Arbitration and Mediation Service ("JAMS").

             (c)   Resolution of Disputes.
                   ----------------------

                   (i) Any Dispute which has not been resolved by mediation as provided herein within 45 days of the Notice Date, shall be settled by the appointment of an arbitrator, who shall be a retired judge of the Superior Court of Los Angeles, or of the U. S. District Court, in accordance with the procedures of the JAMS and otherwise strictly in accordance with the terms of this Agreement and the substantive law of the State of California including law in respect of any statute of limitations. The arbitration shall be conducted in Los Angeles, California at a location designated by the arbitrator. The arbitrator is not empowered to award damages in excess of compensating damages and each party hereby irrevocably waives any right to recover such damages with respect to any such dispute. The prevailing party shall be entitled to the costs of arbitration, including attorney's fees. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction.

                   (ii) Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration of a Dispute.

                   (iii) Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute arising out of or relating to this contract, unless to do so would be impossible or impracticable under the circumstances.

     Section 13.6  Notices. All notices, requests, demands, waivers, consents,
     ------------  -------
approvals, or other communications which are required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier service (such as Federal Express), sent by telecopier with the original sent by first class U. S. mail, or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

           If to Purchaser, to:

                  Safeguard Scientifics, Inc.
                  435 Devon Park Drive
                  Wayne, PA 19087
                  Attention:  Steven J. Rosard
                              Vice President and Senior Corporate Counsel
                  Phone:      (610) 293-0600
                  Fax:        (610) 293-0601

           And to:

                  Mirage Technologies, Limited Partnership
                  199 Wells Avenue, Suite 104
                  Newton, MA 02159
                  Attention:  Ivan Gulas or Michael Rosenblatt
                  Phone:      (617) 964-2900
                  Fax:        (617) 964-9175

           With a copy to:

                  Christensen, Miller, Fink, Jacobs, Glaser,
                  Weil & Shapiro, LLP
                  2121 Avenue of the Stars, 18th Floor
                  Los Angeles, CA 90067
                  Attention:   Peter J. Weil, Esq.
                  Phone:       (310) 553-3000
                  Fax:         (310) 556-2920

           And to:

                  Sherburne, Powers & Needham
                  One Beacon Street
                  Boston, MA 02108
                  Attention:   Richard J. Hindlian, Esq.
                  Telephone:   (617) 523-2700
                  Fax:         (617) 523-6850

           If to Seller:

                  Pacific Title and Art Studio, Inc.
                  6350 Santa Monica Boulevard
                  Hollywood, CA
                  Attention: Peter Hubbard, President
                  Phone:  (213) 464-0121
                  Fax: (213) 463-5835

           With a copy to:

                  Loeb & Loeb, LLP
                  1000 Wilshire Boulevard, Suite 1800
                  Los Angeles, CA 90017
                  Attention:    Harold Barza, Esq.
                  Phone:        (213) 688-3400
                  Fax           (213) 688-3460

or to such other address or telecopier number as the party entitled to receive such notice may, from time to time, specify in writing to the other party.

     Section 13.7. Use of Name. Seller shall change its corporate name, Pacific
     ------------  -----------
Title and Art Studio, Inc., promptly after the Closing Date to one that is distinctly different in sound and appearance from its present name; provided,
                                                                    --------
however, that Seller shall be entitled to conduct the business of the archive
-------
division under the name "Pacific Title Archives," including, without limiting the generality of the foregoing, use of such name on its letterhead, advertising, and on all other materials related to the archive division. Neither Seller nor any of its Affiliates will use the name Pacific Title and Art Studio, Inc., except as expressly described in the above proviso.

     Section 13.8. Commissions. Each party shall be responsible for paying a11
     ------------  -----------
commissions and finder's fees which are required to be paid by it as a result of the transactions contemplated by this Agreement.

     Section 13.9. Governing Law. This Agreement shall be governed as to its
     ------------  -------------
validity, interpretation and effect by the laws of the State of California, without regard to conflicts of laws principles. Each party (i) irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California located in the County of Los Angeles and the courts of the United States of America located in Los Angeles County, California (the "California Courts"), for any litigation arising out of or relating to matters not subject to Section 13.5, (ii) waives any objection to the laying of venue of any such litigation in the California Courts and (iii) agrees not to plead or claim in any California Court that such litigation brought therein has been brought in an inconvenient forum.

     Section 13.10.  No Third Party Beneficiaries. Notwithstanding anything
     -------------   ----------------------------
to the contrary contained herein, no provision of this Agreement is intended to benefit any person other than the signatories hereto and the two wholly-owned Subsidiaries of PTM, nor shall any such provision be enforceable by any other person.

     Section 13.11  Severability.  Any provision of this Agreement which is
     -------------  ------------
invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 13.12  Schedules.  All Schedules referred to in this Agreement are
     -------------  ---------
intended to be and are specifically incorporated by reference herein.

     Section 13.13 Section Headings.  All section headings herein have been
     ------------- ----------------
inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 13.14  Contents of Agreement. This Agreement sets forth the entire
     -------------  ---------------------
understanding of the parties hereto with respect to the transaction contemplated hereby and shall not be amended or terminated except by a written instrument duly executed by each of the parties hereto. Any and all prior agreements, including without limitations, the letter of intent dated June 4, 1997 or contemporaneous agreements or understandings between the parties regarding the subject matter hereof are superseded in their entirety by this Agreement.

     Section 13.15  Counterparts. This Agreement may be executed in two or more
     -------------  ------------
fully executed counterparts, each of which shall be deemed an original, but all of such counterparts together shall constitute but one and the same instrument.

     Section 13.16  Public Announcements. The parties agree that there will be
     -------------  --------------------
no press release or other public statement issued by any party relating to this Agreement or the transactions contemplated hereby unless required by law. If Purchaser determines that it is required by law to file this Agreement with the SEC, it shall at a reasonable time before making any such filing, consult with Seller regarding such filing and seek confidential treatment for such portion of the Agreement as may be requested by Seller.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                               PACIFIC TITLE AND ART STUDIO

                               By:   /s/ Peter L. Hubbard
                                     ----------------------
                               Name:     Peter L. Hubbard
                                     ----------------------
                               Title:    President
                                     ----------------------


                               PACIFIC TITLE AND MIRAGE, INC.

                               By:   /s/ Ivan Gulas
                                     ----------------------
                               Name:     Ivan Gulas
                                     ----------------------
                               Title:    President
                                     ----------------------


                               SAFEGUARD SCIENTIFICS, INC.

                               By:   /s/ Warren B. Musser
                                     ----------------------
                               Name:     Warren B. Musser
                                     ----------------------
                               Title:    Chairman
                                     ----------------------

                               MIRAGE TECHNOLOGIES,
                               LIMITED PARTNERSHIP
                               By: Mirage Technologies, Inc., General Partner

                               By:   /s/ Ivan Gulas
                                     ----------------------
                               Name:     Ivan Gulas
                                     ----------------------
                               Title:    Co-Chairman
                                     ----------------------

                         SCHEDULE 2.1
                         ------------

                       EXCLUDED ASSETS

              In addition to the items listed 3s within the definition for "Excluded Assets" in Section 1.1 of the Agreement, the following shall be excluded from the Purchased Assets:

              a. Seller's line of credit with California United Bank;

              b. Israeli government bonds valued at approximately $11,000 held by Seller;

              C. Seller's one-third share in season passes to all events held at the Great Western Forum (April 1997-April 1998); and

              d. Seller's duplicate set of Accountmate Software purchased prior to the. Closing from Sourcemate Information Systems, Inc. for use by the Archives Division.

                                BILL OF SALE AND
                           ASSUMPTION OF LIABILITIES


    Pursuant to and in accordance with the Asset Purchase Agreement dated
October   , 1997 (the "Agreement") by and among PACIFIC TITLE AND ART STUDIO, a
        --
California corporation, ("Assignor") SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation ("Safeguard"), and MIRAGE TECHNOLOGIES, L.P., a Delaware limited partnership ("Mirage," and collectively with Safeguard, "Purchaser") and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby assigns, transfers, grants, sets over and delivers unto PACIFIC TITLE AND MIRAGE, INC., a Delaware corporation ("Assignee"), all of Assignor's right, title, interest, power and privilege in and to the following property (the "Purchased Assets") pertaining to the Business (as defined in the Agreement). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         All the assets relating to the Business, including without limitation the Accounts Receivable, Cash in excess of principal and interest due on the Notes (subject to adjustment as provided in the Agreement), Equipment, Intellectual Property and Information, Inventory, Leasehold Improvements and Fixtures, Prepaid Items, Real Property and Rights and Other Property, all as existing on the Closing Date, but excluding the Excluded Assets.

     Notwithstanding the assignment and conveyance made in the foregoing paragraph, in the event that the assignment attempted to be made thereunder requires the approval of any person, governmental authority or entity to be effective, as specified in the Agreement or in any Schedule thereto, then such asset shall be temporarily excluded from the aforesaid conveyance and assignment; provided, however, that in such event, Assignor shall, to the greatest extent permitted under applicable law, hold such asset for the exclusive use and benefit of Assignee until such consent has been obtained; and provided, further, that without consideration Assignor shall execute such other documents and shall take such other actions as shall be reasonably necessary to transfer the benefits of such asset to Assignee. Upon obtaining consent or upon written notice to Assignor from Assignee so electing (notwithstanding the absence of such consent) no further conveyance or assignment shall be required, but such right, title and interest shall automatically and with no further action or consideration therefor become fully and completely vested in Assignee by virtue of this Bill of Sale and Assumption of Liabilities.

    Assignee hereby accepts the foregoing assignments and assumes and agrees to be responsible for the Assumed Liabilities (as defined in the Agreement). It is understood and agreed that Assignee shall not assume, pay or be responsible for any other obligation, duty, debt or liability of Assignor, including without limitation the Excluded Liabilities.

                                      1.

                                   EXHIBIT A

     The representations, warranties and covenants made in the Agreement (a) by Assignor with respect to the Purchased Assets conveyed hereby and (b) by Purchaser with respect to the Assumed Liabilities assumed hereby, are in each case hereby reaffirmed and restated as if set forth in full herein.

     Assignor hereby binds Assignor, its successors and assigns to warrant and defend the title to the Purchased Assets unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim such Purchased Assets or any part thereof in violation of any representation or warranty of Seller under the Agreement.

     Nothing in this Bill of Sale and Assumption of Liabilities shall be deemed to supersede or modify any of the obligations, agreements, covenants, representations or warranties of Assignor or Purchaser contained in the Agreement. If any conflict exists between the terms of this Bill of Sale and Assumption of Liabilities and the Agreement, the terms of the Agreement shall control.

     This Bill of Sale and Assumption of Liabilities shall bind and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. This Bill of Sale and Assumption of Liabilities is
effective as of 12:0l a.m. on October   , 1997.
                                      --

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale and Assumption of Liabilities to be executed by their duly authorized representatives.

Assignor:            PACIFIC TITLE AND ART STUDIO


                     By:   -------------------------
                     Name: -------------------------
                     Title:-------------------------


Assignee:            PACIFIC TITLE AND MIRAGE, INC.


                     By:   -------------------------
                     Name: -------------------------
                     Title:-------------------------



                                       2.

                          NON-COMPETITION AGREEMENT



         This NON-COMPETITION AGREEMENT is entered into as of October   , 1997,
                                                                      --
by and between the undersigned individual shareholder ("Shareholder") of PACIFIC TITLE AND ART STUDIO, a California corporation ("Seller"), and PACIFIC TITLE AND MIRAGE, INC., a Delaware corporation ("Owner"), and is made with reference to the following facts:

                                   RECITALS

         A.   Reference is made to that certain Asset Purchase Agreement dated
October   , 1997 (the "Purchase Agreement") entered into among Seller, Owner,
        --
Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard"), and Mirage Technologies, L.P., a Delaware limited partnership ("Mirage," and collectively with "Safeguard" and "Owner," "Purchaser"). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement.

         B. Pursuant to the Purchase Agreement, Seller agreed to sell and Purchaser agree to purchase the Purchased Assets of the Business.

         C. Concurrently with Closing of the Purchase Agreement, Purchaser, assigned and conveyed the Purchased Assets to Owner, its subsidiary.

         D. Pursuant to Section 7.8 of the Purchase Agreement, it is a condition to Purchaser's obligations under the Purchase Agreement that Shareholder enter into an agreement not to compete with the owners of the Business.

         NOW, THEREFORE, in consideration of the covenants contained in the Purchase Agreement and herein, and the benefits to be obtained by Shareholder as a result of the Purchase Agreement, the parties hereto agree as follows:

                                   AGREEMENT

         1. Shareholder agrees, individually, on behalf of Shareholder's spouse and as trustee for any trusts as to which Shareholder acts as trustee, that for a period (the "Non-Compete Term")of [five years] from and after the date hereof, Shareholder will not own, acquire, or have any other financial interest, direct or indirect (including financial interests held by Shareholder's spouse or by trusts for which Shareholder acts as trustee) in any business that creates titles, or optical, digital or other effects, in the entertainment industry within the Non-Compete Area (as hereinafter defined). For purposes hereof, the "Non-Compete Area" shall mean


                                      1.

                                   EXHIBIT B
any area within the Southern California region and, in addition, to any area within a circle having a radius of one hundred (100) miles surrounding San Francisco, California, or any location from which Seller has, prior to the Restricted Period, maintained an office, manufacturing or assembly plant, warehouse or otherwise engaged in business or any location at which Seller has planned, prior to the Restricted Period, to open a manufacturing or assembly plant, warehouse or other place of business, but only if such office, manufacturing or assembly plant, warehouse or other place of business was planned to be related to the business of creating titles and effects in the entertainment industry.

           2. Except as provided in Section 4 hereof, Shareholder shall be deemed to be competing as described in Section 1 hereof if, during the Non-Compete Term, Shareholder shall engage, directly or indirectly, in any of the businesses covered thereby, whether for its own account or that of any other person, firm, corporation, partnership or other business entity, and whether its participation shall be as a stockholder, general or limited partner, or investor possessing an ownership interest exceeding one percent (1%) in any such entity, or as a principal, agent, lender or in any other capacity.

           3. Except as provided in Section 4 hereof, during the Non-Compete Term, Shareholder shall not, directly or indirectly: (a)solicit, divert, take away or induce customers (wherever located) of Owner to avail themselves of the services or products of others which are competitive with any of Owner's services or products or (b) solicit, employ or in any other fashion hire any employee of Owner unless such person shall have been discharged by Owner, or otherwise induce any employee of Owner to leave the employ of Owner.

           4. Notwithstanding Section 2 and 3 hereof, any activity expressly permitted pursuant to the terms of any employment or consulting agreement between Shareholder and the Company or Shareholder's spouse and the Company, as the case may be, shall be permitted under this Agreement during the term and otherwise as provided in such employment or consulting agreement.

           5. Shareholder expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions hereof, and that Owner, in addition to all other remedies available at law or hereunder, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. This provisions shall not construed as a waiver of any other rights or remedies which Owner may have for damages or otherwise.

           6. If any of the provisions of this agreement are held to be in any respect an unreasonable restriction upon Shareholder, then they shall be deemed to extend only over the maximum period of time, geographic area or range of activities as to which they may be enforceable. In the event that Shareholder shall be in violation of the restrictive covenants in this

                                      2.

agreement, then the Non-Compete Term shall be extended for a period of time equal to the period of time during which such breach shall occur; and, in the event that Owner should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then the Non-Compete Term shall be extended for the period of time required for the pendency of such proceedings, including all appeals.

         7.    Governing Law. This Agreement should governed as to its validity,
               -------------
interpretation and effect by the laws of the State of California, with regard to conflicts of laws principles. Each party (i) irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California located in the County of Los Angeles and the courts of the United States of America located in Los Angeles, California (the "California Courts"), for any litigation arising out of or relating to matters not subject to Section 10, (ii) waives any objection to the laying of venue of any such litigation in the California courts, and (iii) agrees not to plead or claim in any California Court that such litigation brought therein has been brought in an inconvenient forum.

         8.    Counterpart Execution. This Agreement may be executed in
               --------------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

         9.    Binding Agreement: Assignment. This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the parties hereto and their respective permitted successor and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that this Agreement may be assigned by Owner to any majority owned subsidiary, including without limitation, assignment of all of the rights and duties relating to the Optical Business to Optical Sub and assignment of all of the rights and duties relating to the Digital Business to Digital Sub.

         10.   Dispute Resolution.
               ------------------

               (a)   Good Faith Negotiations.  If any dispute arises under this
                     -----------------------
Agreement (a "Dispute") that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party. If the parties are unable to resolve the Dispute between them through these face-to-face negotiations, within 20 business days (or such period as the parties shall otherwise agree) following the date of notification (the "Notice Date") by one party to the other(s) of the existence of such dispute, then any such disputes shall be resolved in the following manner.

                                       3.

                 (b)     Mediation.   The parties shall endeavor to resolve any
                         ---------
dispute arising out of or relating to this Agreement by mediation under the procedures established by the Judicial Arbitration and Mediation Service ("JAMS").
                 (c)    Resolution of Disputes.
                        ----------------------

                        (i) Any Dispute which has not been resolved by mediation as provided herein within 45 days of the Notice Date, shall be settled by the appointment of an arbitrator, who shall be a retired judge of the Superior Court of Los Angeles or of the U.S. District Court, in accordance with the procedures of the JAMS and otherwise strictly in accordance with the terms of this Agreement and the substantive law of the State of California including law in respect of any statute of limitations. The arbitration shall be conducted in Los Angeles, California at a location designated by the arbitrator. The arbitrator is not empowered to award damages in excess of compensating damages and each party hereby irrevocably waives any right to recover such damages with respect to any Dispute. The prevailing party shall be entitled to the costs of arbitration, including attorney's fees. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction.

                        (ii) Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration of a Dispute.

                        (iii) Each party is required to continue to perform its obligations under this contract pending final resolution of any Dispute, unless to do so would be impossible or impracticable under the circumstances.

                                 4.

          IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date first above written.


                                           -----------------------------------
                                           (Signature of Shareholder)


                                           -----------------------------------
                                           (Type or Print Shareholder's Name)


                                           PACIFIC TITLE AND MIRAGE, INC.


                                           By:_______________________________

                                           Name:_____________________________

                                           Title:____________________________


AGREED AND ACCEPTED:

____________________________
[Spouse Signature]

____________________________
[Print Name]


                                      5.